Exhibit 3.2

Execution Version

THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
ARES MANAGEMENT, L.P.
Dated as of March 1, 2018

3118/17956-028 CURRENT/95865446v13

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ARTICLE I	DEFINITIONS 2

Section 1.1.	Definitions 2

Section 1.2.	Interpretation 12

ARTICLE II	ORGANIZATION 13

Section 2.1.	Formation 13

Section 2.2.	Name 13

Section 2.3.	Registered Office; Registered Agent; Principal Office; Other Offices 13

Section 2.4.	Purpose and Business 13

Section 2.5.	Powers 14

Section 2.6.	Power of Attorney 14

Section 2.7.	Term 16

Section 2.8.	Title to Company Assets 16

Section 2.9.	Certain Undertakings Relating to the Separateness of the Company 16

ARTICLE III	RIGHTS OF LIMITED PARTNERS 17

Section 3.1.	Limitation of Liability 17

Section 3.2.	Management of Business 17

Section 3.3.	Outside Activities of the Limited Partners 17

Section 3.4.	Rights of Limited Partners 17

ARTICLE IV	CERTIFICATES; RECORD HOLDERS; TRANSFER OF COMPANY INTERESTS; REDEMPTION OF COMPANY INTERESTS 18

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Section 4.1.	Certificates 18

Section 4.2.	Mutilated, Destroyed, Lost or Stolen Certificates 18

Section 4.3.	Record Holders 19

Section 4.4.	Transfer Generally 20

Section 4.5.	Registration and Transfer of Limited Partner Interests 20

Section 4.6.	Transfer of the General Partner’s General Partner Interest 21

Section 4.7.	Restrictions on Transfers and Ownership of Company Interests 21

Section 4.8.	Citizenship Certificates; Non-citizen Assignees 22

Section 4.9.	Redemption of Company Interests of Non-citizen Assignees 23

Section 4.10.	Forfeiture 24

ARTICLE V	CAPITAL CONTRIBUTIONS AND ISSUANCE OF COMPANY INTERESTS 25

Section 5.1.	Organizational Issuances 25

Section 5.2.	Contributions by the General Partner and its Affiliates 25

Section 5.3.	Issuances and Cancellations of Special Voting Shares 25

Section 5.4.	Interest and Withdrawal 26

Section 5.5.	Issuances of Additional Company Securities 26

Section 5.6.	Preemptive Rights 27

Section 5.7.	Splits and Combinations 27

Section 5.8.	Fully Paid and Non-Assessable Nature of Limited Partner Interests 28

ARTICLE VI	DISTRIBUTIONS 28

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Section 6.1.	Requirement and Characterization of Distributions; Distributions to Record Holders 28

ARTICLE VII	MANAGEMENT AND OPERATION OF BUSINESS 29

Section 7.1.	Management 29

Section 7.2.	Certificate of Limited Partnership 32

Section 7.3.	Company Group Assets; General Partner’s Authority 32

Section 7.4.	Reimbursement of the General Partner 32

Section 7.5.	Outside Activities 34

Section 7.6.	Loans from the General Partner; Loans or Contributions from the Company; Contracts with the General Partner and its Affiliates; Certain Restrictions on the General Partner 35

Section 7.7.	Indemnification 36

Section 7.8.	Liability of Indemnitees 38

Section 7.9.	Modification of Duties; Standards of Conduct; Resolution of Conflicts of Interest 39

Section 7.10.	Other Matters Concerning the General Partner 42

Section 7.11.	Purchase or Sale of Company Securities 42

Section 7.12.	Reliance by Third Parties 42

Section 7.13.	Board of Directors 43

ARTICLE VIII	BOOKS, RECORDS AND ACCOUNTING 44

Section 8.1.	Records and Accounting 44

Section 8.2.	Fiscal Year 44

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ARTICLE IX	TAX MATTERS 44

Section 9.1.	Tax Returns and Information 44

Section 9.2.	Tax Elections 44

Section 9.3.	Tax Controversies 44

Section 9.4.	Withholding 45

Section 9.5.	Election to be Treated as a Partnership 45

ARTICLE X	ADMISSION OF PARTNERS 45

Section 10.1.	Admission of Initial Limited Partners 45

Section 10.2.	Admission of Additional Limited Partners 45

Section 10.3.	Admission of Successor General Partner 46

Section 10.4.	Amendment of Agreement and Certificate of Limited Partnership to Reflect the Admission of Partners 46

ARTICLE XI	WITHDRAWAL OR REMOVAL OF PARTNERS 47

Section 11.1.	Withdrawal of the General Partner 47

Section 11.2.	No Removal of the General Partner 48

Section 11.3.	Interest of Departing General Partner and Successor General Partner 48

Section 11.4.	Withdrawal of Limited Partners 49

ARTICLE XII	DISSOLUTION AND LIQUIDATION 49

Section 12.1.	Dissolution 49

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Section 12.2.	Continuation of the Business of the Company After Event of Withdrawal 50

Section 12.3.	Liquidator 51

Section 12.4.	Liquidation 51

Section 12.5.	Cancellation of Certificate of Limited Partnership 52

Section 12.6.	Return of Contributions 52

Section 12.7.	Waiver of Partition 52

ARTICLE XIII	AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE 52

Section 13.1.	Amendments to be Adopted Solely by the General Partner 52

Section 13.2.	Amendment Procedures 54

Section 13.3.	Amendment Requirements 55

Section 13.4.	Meetings 55

Section 13.5.	Notice of a Meeting 62

Section 13.6.	Record Date 62

Section 13.7.	Adjournment 62

Section 13.8.	Waiver of Notice; Approval of Meeting; Approval of Minutes 62

Section 13.9.	Quorum 63

Section 13.10.	Conduct of a Meeting 63

Section 13.11.	Action Without a Meeting 64

Section 13.12.	Voting and Other Rights 64

Section 13.13.	Participation of Special Voting Shares in All Actions Participated in by Common Shares 65

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Section 13.14.	Preferred Shares 66

ARTICLE XIV	MERGER 67

Section 14.1.	Authority 67

Section 14.2.	Procedure for Merger, Consolidation or Other Business Combination 67

Section 14.3.	Approval by Limited Partners of Merger, Consolidation or Other Business Combination; Conversion of the Company into another Limited Liability Entity 68

Section 14.4.	Certificate of Merger or Consolidation 69

Section 14.5.	Amendment of Company Agreement 69

Section 14.6.	Effect of Merger 69

Section 14.7.	Merger of Subsidiaries 70

Section 14.8.	Preferred Shares 70

ARTICLE XV	RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS 70

Section 15.1.	Right to Acquire Limited Partner Interests 70

ARTICLE XVI	TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF PREFERRED SHARES 71

Section 16.1.	Designation 71

Section 16.2.	Definitions 71

Section 16.3.	Distributions 75

Section 16.4.	Rank 76

Section 16.5.	Optional Redemption 77

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Section 16.6.	Change of Control Redemption 78

Section 16.7.	Voting 78

Section 16.8.	Liquidation Rights 81

Section 16.9.	No Duties to Series A Holders 82

ARTICLE XVII	GENERAL PROVISIONS 82

Section 17.1.	Addresses and Notices 82

Section 17.2.	Further Action 83

Section 17.3.	Binding Effect 83

Section 17.4.	Integration 84

Section 17.5.	Creditors 84

Section 17.6.	Waiver 84

Section 17.7.	Counterparts 84

Section 17.8.	Applicable Law 84

Section 17.9.	Forum Selection 84

Section 17.10.	Invalidity of Provisions 85

Section 17.11.	Consent of Partners 85

Section 17.12.	Facsimile Signatures 86

THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
ARES MANAGEMENT, L.P.
This THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ARES MANAGEMENT, L.P. (the “Company”) dated as of March 1, 2018 is entered into by and among Ares Management GP LLC, a Delaware limited liability company, as the General Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein.
RECITALS
WHEREAS, the Certificate of Limited Partnership of the Company was executed and filed in the office of the Secretary of State of the State of Delaware on November 15, 2013, thereby forming the Company under the Delaware Limited Partnership Act (6 Del. C. § 17-101, et. seq.) (the “Delaware Limited Partnership Act”);
WHEREAS, the General Partner entered into a Limited Partnership Agreement of the Company, dated as of November 15, 2013;
WHEREAS, the Amended and Restated Limited Partnership Agreement of the Company was executed as of May 1, 2014;
WHEREAS, the General Partner and certain other parties entered into the Second Amended and Restated Agreement of Limited Partnership of the Company, dated as of June 8, 2016 (the “Existing LP Agreement”);
WHEREAS, the Partnership has elected to be classified as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(c) (the “Tax Election”) with an effective date of March 1, 2018 (the “Effective Date”);
WHEREAS, in connection with the Tax Election, the Company desires to amend and restate the Existing LP Agreement; and
WHEREAS, the Board of Directors has approved the Tax Election and pursuant to Section 13.1 of the Existing LP Agreement, the General Partner may effect certain amendments to the Existing LP Agreement in connection therewith.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock (or other equity) acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” means this Third Amended and Restated Agreement of Limited Partnership of Ares Management, L.P.
“Ares Holdings” means Ares Holdings L.P., a Delaware limited partnership.
“Ares Investments” means Ares Investments L.P., a Delaware limited partnership.
“Ares Offshore” means Ares Offshore Holdings L.P., a Cayman Islands exempted limited partnership.
“Ares Operating Group” means, collectively, Ares Holdings, Ares Investments and Ares Offshore and any future entity designated by the General Partner in its sole discretion as an Ares Operating Group entity for purposes of this Agreement.
“Ares Operating Group Governing Agreements” means, collectively, the Amended and Restated Agreement of Limited Partnership of Ares Holdings, the Amended and Restated Agreement of Limited Partnership of Ares Investments and the Amended and Restated Agreement of Limited Partnership of Ares Offshore (and the governing agreement then in effect of any future entity designated as an Ares Operating Group entity hereunder).
“Ares Operating Group Limited Partner” means each Person that becomes a limited partner of an Ares Operating Group entity pursuant to the terms of the relevant Ares Operating Group Governing Agreement.
“Ares Operating Group Unit” means, collectively, one partnership interest in each of Ares Holdings, Ares Investments and Ares Offshore (and any future entity designated as an Ares Operating Group entity hereunder) issued under its respective Ares Operating Group Governing Agreement.
“Ares Owners Class PTP Unit” has the meaning given to “Class PTP Unit” in the Ares Owners LP Agreement.
“Ares Owners LP” means Ares Owners Holdings L.P., a Delaware limited partnership.
“Ares Owners LP Agreement” means the Agreement of Limited Partnership of Ares Owners LP, dated May 1, 2014.

“Ares Partners Ownership Condition” has the meaning assigned to such term in Section 7.13(a).
“Ares VoteCo” means Ares Voting LLC, a Delaware limited liability company.
“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a member, manager, director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act (and “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings).
“Board of Directors” means the Board of Directors of the General Partner.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Capital Contribution” means any cash or cash equivalents or other property valued at its fair market value that a Partner contributes to the Company pursuant to this Agreement.
“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the General Partner, issued by the Company evidencing ownership of one or more Shares or a certificate, in such form as may be adopted by the General Partner, issued by the Company evidencing ownership of one or more other Company Securities.
“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1.
“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he or she (and if he or she is a nominee holding for the account of another Person, that to the best of his or her knowledge such other Person) is an Eligible Citizen.
“Closing Price” means, for Limited Partner Interests of any class for any day, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Limited Partner Interest of such class, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner in its sole discretion, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner in its sole discretion.
“Code” means the U.S. Internal Revenue Code of 1986.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Share” means a Limited Partner Interest representing a fractional part of the Limited Partner Interests of all Limited Partners and having the rights and obligations specified with respect to Common Shares in this Agreement.
“Company” has the meaning assigned to such term in the Recitals.
“Company Group” means the Company and its Subsidiaries treated as a single consolidated entity.
“Company Interest” means an interest in the Company, which shall include the General Partner Interests and Limited Partner Interests.
“Company Security” means any equity interest in the Company (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Company), including Common Shares, Special Voting Shares, Preferred Shares and General Partner Shares.
“Conflicts Committee” means a committee of the Board of Directors composed entirely of one or more directors or managers, each of whom have been determined by the Board of Directors in its sole discretion to be an “Independent Director” that (a) satisfies the independence and other requirements established by the New York Stock Exchange, and (b) meets the independence requirements of Section 10A of the Securities Exchange Act and Rule 10A-3(b)(1) under the Securities Exchange Act.
“Consenting Parties” has the meaning assigned to such term in Section 17.9.
“Corresponding Rate” means the number of Common Shares that would be forfeited or cancelled upon the forfeiture or cancellation of Ares Owners Class PTP Units pursuant to any agreements governing such Ares Owners Class PTP Units. As of the date hereof, the Corresponding Rate shall be 1 for 1. The Corresponding Rate shall be adjusted accordingly by the General Partner in its sole discretion if there is: (a) any subdivision (by any share split, share distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse share split, reclassification, reorganization, recapitalization or otherwise) of the Common

Shares that is not accompanied by an identical subdivision or combination of the Ares Owners Class PTP Units; or (b) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Ares Owners Class PTP Units that is not accompanied by an identical subdivision or combination of the Common Shares.
“Current Market Price” means, with respect to any class of Limited Partner Interests, the average of the daily Closing Prices per limited partner interest of such class for the 20 consecutive Trading Days immediately prior to the date of determination.
“Delaware Limited Partnership Act” has the meaning assigned to such term in the Recitals.
“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal of such former General Partner pursuant to Section 11.1.
“Depositary” means, with respect to any Shares issued in global form, The Depository Trust Company.
“Determination” has the meaning assigned to such term in Section 7.9(a).
“Determination Date” has the meaning assigned to such term in Section 7.13(a).
“Directors” means the members of the Board of Directors.
“Dispute” has the meaning assigned to such term in Section 17.9.
“Dissolution Event” means an event giving rise to the dissolution of the Company in accordance with Section 12.1.
“Effective Date” has the meaning assigned to such term in the Recitals.
“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner the General Partner determines in its sole discretion does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.
“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).
“Exchange Agreement” means one or more exchange agreements providing for the exchange of Ares Operating Group Units or other securities issued by members of the Ares Operating Group for Common Shares, as contemplated by the Registration Statement.
“Existing Limited Partnership Agreement” has the meaning assigned to such term in the Recitals.

“Fiscal Year” has the meaning assigned to such term in Section 8.2.
“Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Company or another Group Member.
“General Partner” means Ares Management GP LLC, a Delaware limited liability company and its successors and permitted assigns that are admitted to the Company as general partner of the Company, each in its capacity as a general partner of the Company (except as the context otherwise requires).
“General Partner Agreement” means the Amended and Restated Limited Liability Company Agreement of the General Partner.
“General Partner Interest” means the management and ownership interest of the General Partner in the Company (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which takes the form of General Partner Shares, and includes any and all benefits to which a General Partner is entitled as provided in this Agreement, together with all obligations of a General Partner to comply with the terms and provisions of this Agreement.
“General Partner Share” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest.
“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power or disposing of any Company Securities with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, Company Interests.
“Group Member” means a member of the Company Group.
“Holdco Member” means any person who is, was or will be a member of Ares Partners Holdco LLC, a Delaware limited liability company.
“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was a “tax matters partner” (as defined in the Code prior to amendment by P.L. 114-74) or “partnership representative” (as defined in Section 6223 of the Code after amendment by P.L. 114-74), member, manager, officer or director of the General Partner or any Departing General Partner, (d) any member, manager, officer or director of the General Partner or any Departing General Partner who is or was serving at the request of the General Partner or any Departing General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis or similar arm’s-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services, (e) any Person who controls a General Partner or Departing General Partner, (f) any Person who is named in the Registration Statement as being or about to become a director of the General Partner and (g) any Person the General Partner in its sole discretion designates as an “Indemnitee” for purposes of this Agreement.
“Initial Annual Meeting” means the first annual meeting of Limited Partners held following each Determination Date on which the Board of Directors has been classified in accordance with Section 13.4(b)(v).
“Initial Offering” means the initial offering and sale of common units to the public, as described in the Registration Statement.
“Investor Rights Agreement” means the Investor Rights Agreement entered into substantially concurrently with the Initial Offering among the Company, certain Limited Partners and certain holders of interests in the Ares Operating Group, as contemplated by the Registration Statement.
“Limited Partner” means, unless the context otherwise requires, each Person that acquires or holds a Limited Partner Interest and is admitted to the Company as a limited partner of the Company pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Company as long as such Person holds a Limited Partner Interest. For the avoidance of doubt, each holder of a Special Voting Share shall be a Limited Partner. For purposes of the Delaware Limited Partnership Act, the Limited Partners shall constitute a single class or group of limited partners.
“Limited Partner Group” has the meaning assigned to such term in Section 13.4(b)(vii).
“Limited Partner Interest” means the ownership interest of a Limited Partner in the Company, which may be evidenced by Common Shares, Special Voting Shares, Preferred Shares or other Company Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, including voting rights, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement. Except to the extent otherwise expressly designated herein by the General Partner in its sole discretion, for purposes of this Agreement and the Delaware Limited Partnership Act, the Limited Partner Interests shall constitute a single class or group of limited partner interests.
“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Company of the type described in clause (a) or (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Shares have the right to elect to continue the business of the Company has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Company, the date on which such event occurs.
“Liquidation Preference” means, in respect of any Preferred Shares, the “Liquidation Preference” per Preferred Share specified for such Preferred Shares.

“Liquidator” means the General Partner or one or more Persons as may be selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Company within the meaning of the Delaware Limited Partnership Act.
“Listing Date” means the first date on which the common units were listed and traded on a National Securities Exchange.
“Merger Agreement” has the meaning assigned to such term in Section 14.1.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Securities Exchange Act) that the General Partner in its sole discretion shall designate as a National Securities Exchange for purposes of this Agreement.
“Non-citizen Assignee” means a Person who the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Limited Partner Interests the General Partner has become the Limited Partner, pursuant to Section 4.8.
“Non-Voting Shareholder” means any Person who the General Partner may from time to time with such Person’s consent designate as a Non-Voting Shareholder.
“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).
“Opinion of Counsel” means a written opinion of counsel or, in the case of tax matters, a qualified tax advisor (who may be regular counsel or tax adviser, as the case may be, to the Company or the General Partner or any of its Affiliates) acceptable to the General Partner in its discretion.
“Organizational Limited Partner” means Michael D. Weiner.
“Outstanding” means, with respect to Company Securities, all Company Securities that are issued by the Company and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided that (a) if at any time any Person or Group (other than the General Partner, Ares Owners LP, a Holdco Member or their respective Affiliates) Beneficially Owns 20% or more of any class of Shares, all such Shares owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement or the Delaware Limited Partnership Act, except that such Shares so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iii) (such Shares shall not, however, be treated as a separate class of Company Securities for purposes of this Agreement or the Delaware Limited Partnership Act); provided further that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Shares of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any

Person or Group who acquired 20% or more of any Shares of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply or (iii) to any Person or Group who acquired 20% or more of any such Shares issued by the Company with the prior approval of the General Partner; and (b) if at any time a Non-Voting Shareholder Beneficially Owns any Shares, no Shares Beneficially Owned by the Non-Voting Shareholder shall be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement. The determinations of the matters described in clauses (a)(i), (ii) and (iii) of the foregoing sentence shall be conclusively determined by the General Partner in its sole discretion, which determination shall be final and binding on all Partners. For the avoidance of doubt, the provisions of this definition applicable to Shares shall not apply to the Special Voting Shares.
“Partners” means the General Partner and the Limited Partners.
“Percentage Interest” means, as of any date of determination, (i) as to any holder of Common Shares in its capacity as such, the product obtained by multiplying (a) 100% less the percentage applicable to the Shares referred to in clause (v) by (b) the quotient obtained by dividing (x) the number of Common Shares held by such holder by (y) the total number of all Outstanding Common Shares, (ii) as to any holder of General Partner Shares in its capacity as such with respect to such General Partner Shares, 0%, (iii) as to any holder of Special Voting Shares in its capacity as such with respect to such Special Voting Shares, 0%, (iv) as to the Company holding Company Securities in treasury in its capacity as such with respect to such Company Securities held in treasury, 0% and (v) as to any holder of other Shares in its capacity as such with respect to such Shares, the percentage established for such Shares by the General Partner as a part of the issuance of such Shares . The Percentage Interest for any Preferred Shares is as set forth in Article XVI.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).
“Preferred Share” means a Share designated as a “Preferred Share,” which entitles the holder thereof to a preference with respect to the payment of distributions over Common Shares as set forth in Article XVI.
“Pro Rata” means (a) in respect of Shares or any class or classes thereof, apportioned equally among all designated Shares, and (b) in respect of Partners or Record Holders, apportioned among all Partners or Record Holders, as the case may be, in accordance with their relative Percentage Interests.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Shares of a certain class (other than Shares owned by the General Partner, the Holdco Members and their respective Affiliates) pursuant to Article XV.
“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company or, with respect to the final fiscal quarter of the Company, the relevant portion of such fiscal quarter.
“Record Date” means the date and time established by the General Partner pursuant to Section 13.6 or, if applicable, the Liquidator pursuant to Section 12.3, in each case, in its sole discretion for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer or other business of the Company. The Record Date for distributions on any Preferred Shares is as set forth in Article XVI.
“Record Holder” means the Person in whose name a Company Interest is registered on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, in each case, as of the Record Date.
“Redeemable Interests” means any Company Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.
“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-194919), filed by the Company with the Commission under the Securities Act to register the offering and sale of the common units in the Initial Offering.
“Securities Act” means the U.S. Securities Act of 1933.
“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934.
“Share” means a Company Interest that is designated as a “Share” and shall include Common Shares, Special Voting Shares, Preferred Shares and General Partner Shares.
“Shareholders” means the holders of Shares.
“Special Approval” means either (a) approval by a majority of the members of the Conflicts Committee or, if there is only one member of the Conflicts Committee, approval by the sole member of the Conflicts Committee, or (b) approval by the vote of the Record Holders representing a majority of the voting power of the Voting Shares (excluding Voting Shares owned by the General Partner, the Holdco Members and their respective Affiliates).
“Special Voting Share” means a Company Interest having the rights and obligations specified with respect to Special Voting Shares in this Agreement. For the avoidance of doubt, holders of Special Voting Shares, in their capacity as such, shall not be entitled to receive distributions by the Company and shall not be allocated income, gain, loss, deduction or credit of the Company.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP. For the avoidance of doubt, each of the Ares Operating Group entities is a Subsidiary of the Company.
“Supplemental Agreement” means, with respect to any Limited Partner, any grant letter, fair competition agreement or other supplemental agreement with such Limited Partner containing terms modifying or otherwise affecting the rights or obligations of such Limited Partner hereunder or with respect to such Limited Partner’s Shares.
“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).
“Tax Election” has the meaning assigned to such term in the Recitals.
“Tax Receivable Agreement” means the Tax Receivable Agreement entered into substantially concurrently with the Initial Offering among the Company, certain direct subsidiaries of the Company that are taxable as corporations and certain holders of interests in the Ares Operating Group, as contemplated by the Registration Statement.
“Trading Day” means, with respect to Limited Partner Interests of any class, a day on which the principal National Securities Exchange on which Limited Partner Interests of such class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.
“transfer” has the meaning assigned to such term in Section 4.4(a).
“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for the Common Shares and the Preferred Shares; provided that if no Transfer Agent is specifically designated for any other Company Securities, the General Partner shall act in such capacity.
“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.
“Voting Share” means a Common Share (other than any Common Share Beneficially Owned by a Non-Voting Shareholder), a Special Voting Share and any other Company Interest that is designated as a “Voting Share” from time to time.
Section 1.2.    Interpretation.
(a)    Unless a clear contrary intention appears: (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) reference to dollars or $ shall be deemed to refer to U.S. dollars.
(b)    All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.
ARTICLE II
ORGANIZATION
Section 2.1.    Formation. The Company has been previously formed as a limited partnership pursuant to the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on November 15, 2013, pursuant to the provisions of the Delaware Limited Partnership Act, and the execution of the Agreement of Limited Partnership of the Company, dated as of November 15, 2013, between the General Partner, as general partner, and the Organizational Limited Partner, as Limited Partner. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Company shall be governed by the Delaware Limited Partnership Act. All Company Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Company property.
Section 2.2.    Name. The name of the Company shall be “Ares Management, L.P.” The Company’s business may be conducted under any other name or names as determined by the General Partner in its sole discretion, including the name of the General Partner. The words “Limited Partnership,” “LP,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Company at any time and from time to time by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Company) and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
Section 2.3.    Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the registered office and the registered agent of the Company) the registered office of the Company in the State of Delaware is c/o The Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware is The Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The principal office of the Company is located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067 or such other place as the General Partner in its sole discretion may from time to time designate by notice to the Limited Partners. The Company may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.
Section 2.4.    Purpose and Business. The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner in its sole discretion and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Limited Partnership Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the General Partner shall have no duty (including any fiduciary duty) or obligation whatsoever to the Company or any other Person bound by this Agreement to propose or approve the conduct by the Company of any business and may, free of any duty (including any fiduciary duty) or obligation whatsoever to the Company or any other Person bound by this Agreement, decline to propose or approve the conduct by the Company of any business and, in so declining to propose or approve, shall not be deemed to have breached this Agreement, any other agreement contemplated hereby, the Delaware Limited Partnership Act or any other provision of law, rule or regulation or equity.
Section 2.5.    Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.
Section 2.6.    Power of Attorney.
(a)    Each Limited Partner and Record Holder hereby constitutes and appoints the General Partner and, if a Liquidator (other than the General Partner) shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized managers and officers and attorneys-in-fact, as the case may be, with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his or her name, place and stead, to:
(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:
(A)    all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;
(B)    all amendments to this Agreement adopted in accordance with the terms hereof and all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;
(C)    all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and termination of the Company pursuant to the terms of this Agreement;
(D)    all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, this Agreement (including issuance and cancellations of Special Voting Shares pursuant to Section 5.3);

(E)    all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Company Securities issued pursuant to Section 5.5; and
(F)    all certificates, documents and other instruments (including agreements and a certificate of merger or consolidation or similar certificate) relating to a merger, consolidation, combination or conversion of the Company pursuant to Article XIV or otherwise in connection with a change of jurisdiction of the Company; and
(ii)    execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) to effectuate the terms or intent of this Agreement; provided that when required by Section 13.3 or any other provision of this Agreement that establishes a certain percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of such percentage of the Limited Partners or of the Limited Partners of such class or series, as applicable.
Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.
(b)    The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, shall not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Record Holder and the transfer of all or any portion of such Limited Partner’s or Record Holder’s Company Interest and shall extend to such Limited Partner’s or Record Holder’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Record Holder hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Record Holder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner and Record Holder shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request to effectuate this Agreement and the purposes of the Company.
Section 2.7.    Term. The term of the Company commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Limited Partnership Act and shall continue until the dissolution of the Company in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Limited Partnership Act.

Section 2.8.    Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Company assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided that (a) the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner in its sole discretion determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company as soon as reasonably practicable; and (b) prior to the withdrawal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.
Section 2.9.    Certain Undertakings Relating to the Separateness of the Company.
(a)    Separateness Generally. The Company shall conduct its business and operations separate and apart from those of any other Person (other than the General Partner) in accordance with this Section 2.9.
(b)    Separate Records. The Company shall maintain (i) its books and records, (ii) its accounts and (iii) its financial statements separate from those of any other Person except for a Person whose financial results are required to be consolidated with the financial results of the Company.
(c)    No Effect. Failure by the General Partner or the Company to comply with any of the obligations set forth above shall not affect the status of the Company as a separate legal entity, with its separate assets and separate liabilities.
ARTICLE III
RIGHTS OF LIMITED PARTNERS
Section 3.1.    Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or as required by the Delaware Limited Partnership Act.
Section 3.2.    Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Limited Partnership Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Company by a limited partner of the Company (within the meaning of Section 17-303(a) of the Delaware Limited Partnership Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement or the Delaware Limited Partnership Act.
Section 3.3.    Outside Activities of the Limited Partners. Any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group or an Affiliate of a Group Member, and none of the foregoing shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to the Company Group or any Group Member; provided that nothing in this Agreement shall be deemed to supersede any other agreement to which a Limited Partner and a Group Member (or an Affiliate thereof) may be party restricting such Limited Partner’s ability to have certain business interests or engage in certain business activities. Neither the Company nor any of the other Partners shall have any rights by virtue of this Agreement in any such business interests or activities of any Limited Partner.
Section 3.4.    Rights of Limited Partners.
(a)    In addition to other rights provided by this Agreement or by applicable law (other than Section 17-305(a) of the Delaware Limited Partnership Act, the provisions of which are to the fullest extent permitted by law expressly replaced in their entirety by the provisions below), and except as limited by Sections 3.4(b) and 3.4(c), each Limited Partner shall have the right, for a purpose that is reasonably related to such Limited Partner’s interest as a Limited Partner in the Company, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense, to obtain:
(i)    a current list of the name and last known business, residence or mailing address of each Record Holder; and
(ii)    a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.
(b)    The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion, (i) any information that the General Partner believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

(c)    Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Limited Partnership Act, each of the Partners and each other Person who acquires an interest in a Company Security hereby agrees to the fullest extent permitted by law that it does not have rights to receive information from the Company or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Company or any Indemnitee relating to the affairs of the Company except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.
ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF COMPANY INTERESTS; REDEMPTION OF COMPANY INTERESTS
Section 4.1.    Certificates. Notwithstanding anything otherwise to the contrary herein, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Company Interests, Company Interests shall not be evidenced by certificates. Certificates that may be issued shall be executed on behalf of the Company by the General Partner (and by any appropriate officer of the General Partner on behalf of the General Partner). No Certificate evidencing Common Shares or Preferred Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided that if the General Partner elects to issue Certificates evidencing Common Shares or Preferred Shares in global form, the Certificates evidencing Common Shares or Preferred Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Certificates evidencing Common Shares or Preferred Shares have been duly registered in accordance with the directions of the Company.
Section 4.2.    Mutilated, Destroyed, Lost or Stolen Certificates.
(a)    If any mutilated Certificate evidencing Shares is surrendered to the Transfer Agent or any mutilated Certificate evidencing other Company Securities is surrendered to the General Partner, the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Company shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Company Securities as the Certificate so surrendered.
(b)    The appropriate officers of the General Partner on behalf of the General Partner on behalf of the Company shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:
(i)    makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;
(ii)    requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)    if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner, in its sole discretion, may direct to indemnify the Company, the Partners, the General Partner and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and
(iv)    satisfies any other requirements imposed by the General Partner.
If a Record Holder fails to notify the General Partner within a reasonable period of time after he or she has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Company, the Partners, the General Partner or the Transfer Agent receives such notification, the Record Holder shall be precluded from making any claim against the Company, the General Partner or the Transfer Agent for such transfer or for a new Certificate.
(c)    As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) connected therewith.
Section 4.3.    Record Holders. The Company shall be entitled to recognize the Record Holder as the owner with respect to any Company Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Company Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise required by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Company Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Company Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Company Interest.
Section 4.4.    Transfer Generally.
(a)    The term “transfer,” when used (i) in this Agreement with respect to a Company Interest, shall be deemed to refer to a transaction (A) by which the General Partner assigns its General Partner Shares to another Person who becomes the General Partner, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise or (B) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage, and (ii) in Section 4.7 with respect to a Company Interest shall also be deemed to refer to a transaction that causes any Person to acquire Beneficial Ownership, or any agreement to enter into such transactions or cause any such acquisitions, of Common Shares or the right to vote or receive distributions on Common Shares.

(b)    No Company Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Company Interest not made in accordance with this Article IV shall be null and void.
(c)    Nothing contained in this Agreement shall be construed to prevent or restrict a disposition by any member of the General Partner of any or all of the issued and outstanding limited liability company or other interests in the General Partner.
Section 4.5.    Registration and Transfer of Limited Partner Interests.
(a)    The General Partner shall keep or cause to be kept on behalf of the Company a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Company will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Shares and Preferred Shares and transfers of such Shares as herein provided. The Company shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Company shall execute and deliver, and in the case of Common Shares and Preferred Shares, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.
(b)    Except as otherwise provided in Section 4.8, the Company shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.
(c)    Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.4, (iv) Section 4.7, (v) with respect to any series of Limited Partner Interests, the provisions of any statement of designations or amendment to this Agreement establishing such series, including Article XVI, (vi) any contractual provisions binding on any Limited Partner and (vii) provisions of applicable law including the Securities Act, Limited Partner Interests shall be freely transferable. Company Interests may also be subject to any transfer restrictions contained in any employee related policies or equity benefit plans, programs or practices adopted on behalf of the Company.

Section 4.6.    Transfer of the General Partner’s General Partner Interest.
(a)    Subject to Section 4.6(b) below, the General Partner may transfer all or any part of its General Partner Interest without Shareholder approval.
(b)    Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement and (ii) the Company receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Company as the General Partner effective immediately prior to the transfer of such General Partner Interest, and the business of the Company shall continue without dissolution.
Section 4.7.    Restrictions on Transfers and Ownership of Company Interests.
(a)    Except as provided in Section 4.7(b) below, but notwithstanding the other provisions of this Article IV, no transfer of any Company Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation.
(b)    Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Company Interests entered into through the facilities of any National Securities Exchange on which such Company Interests are listed for trading.
(c)    For the avoidance of doubt, the restrictions on the transfer of any Company Interests contained herein shall be in addition to restrictions on the transfer of Company Interests applicable to a Limited Partner pursuant to the terms of any agreement entered into between a Group Member (or Affiliate thereof) and such Limited Partner.
Section 4.8.    Citizenship Certificates; Non-citizen Assignees.
(a)    If any Group Member is or becomes subject to any law or regulation that, in the determination of the General Partner in its sole discretion, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner, the General Partner may request any Limited Partner to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his or her nationality, citizenship or other related status (or, if the Limited Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the Company Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.9. The General Partner also may require in its sole discretion that the status of any such Limited Partner be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his or her Limited Partner Interests.
(b)    The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests (other than those of Non-citizen Assignees) are cast.
(c)    Upon dissolution of the Company, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Company shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Company purposes as a purchase by the Company from the Non-citizen Assignee of his or her Limited Partner Interest (representing his or her right to receive his or her share of such distribution in kind).
(d)    At any time after he or she can and does certify that he or she has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9, such Non-citizen Assignee be admitted as a Limited Partner, and upon approval of the General Partner in its sole discretion, such Non-citizen Assignee shall be admitted as a Limited Partner and shall no longer constitute a Non-citizen Assignee and the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.
Section 4.9.    Redemption of Company Interests of Non-citizen Assignees.
(a)    If at any time a Limited Partner fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the General Partner, in its sole discretion, may cause the Company to, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is an Eligible Citizen or has transferred his or her Company Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:
(i)    The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his or her last address designated on the records of the Company or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificates evidencing such Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.
(ii)    The aggregate redemption price for the Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid as determined by the General Partner in its sole discretion, in cash or by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the prime lending rate prevailing on the date fixed for redemption as published by The Wall Street Journal or such other publication as the General Partner may determine, payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.
(iii)    The Limited Partner or his or her duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of the Certificates, evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).
(iv)    After the redemption date, the Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests; provided that pursuant to Section 7.11, in the sole discretion of the General Partner, the Redeemable Interests may be held in treasury.
(b)    The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.
(c)    Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his or her Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification that he or she is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date set forth in the notice of redemption sent to the transferor.
(d)    Notwithstanding anything in Section 4.8 or Section 4.9 to the contrary, no proceeds shall be delivered to a Person to whom the delivery of such proceeds would violate applicable law, and in such case and in lieu thereof, the proceeds shall be delivered to a charity selected by the General Partner in its sole discretion and any redemption shall be effective upon delivery of such payments to such charity.
Section 4.10.    Forfeiture.
(a)    Shares owned by a Limited Partner are subject to forfeiture or cancellation as set forth in any Supplemental Agreement applicable to such Limited Partner.
(b)    If any Ares Owners Class PTP Units are forfeited or cancelled for no consideration, a number of Common Shares held by Ares Owners LP equal to the product of the number of Ares Owners Class PTP Units so forfeited or cancelled multiplied by the Corresponding Rate shall be automatically forfeited or cancelled, as the case may be.
(c)    Upon the forfeiture of any Shares in accordance with this Section 4.10, such Shares shall be cancelled, the Company shall have no obligations with respect to such Shares and the General Partner shall modify the books and records of the Company to reflect such forfeiture and cancellation. By acceptance of Shares, each holder of Shares agrees that any forfeiture or cancellation pursuant to this Section 4.10 is a specified penalty or consequence, enforceable in accordance with Section 17-306 of the Delaware Limited Partnership Act.
ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF COMPANY INTERESTS
Section 5.1.    Organizational Issuances. Upon issuance by the Company of common units on or about the Listing Date and the admission of such unitholders as Limited Partners, the Organizational Limited Partner of the Company withdrew as a limited partner of the Company and as a result has no further right, interest or obligation of any kind whatsoever as the Organizational Limited Partner and any Capital Contribution of the Organizational Limited Partner has been returned to it on the date of such withdrawal.
Section 5.2.    Contributions by the General Partner and its Affiliates. The General Partner shall not be obligated to make any Capital Contributions to the Company.
Section 5.3.    Issuances and Cancellations of Special Voting Shares.
(a)    The Company has issued one (1) Special Voting Share to Ares VoteCo.
(b)    The General Partner shall be entitled to cause the Company to issue additional Special Voting Shares in its sole discretion.
(c)    (i)  Ares VoteCo, as holder of a Special Voting Share, shall be entitled to a number of votes that is equal to the product of (x) the total number of Ares Operating Group Units held of record by each Ares Operating Group Limited Partner that does not hold a Special Voting Share (other than the Company or its Subsidiaries) multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement).

(ii)    Each other holder of Special Voting Shares, as such, shall be entitled, without regard to the number of Special Voting Shares (or fraction thereof) held by such holder, to a number of votes that is equal to the product of (x) the total number of Ares Operating Group Units held of record by such holder multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement).
(d)    In the event that a holder of a Special Voting Share, other than Ares VoteCo, shall cease to be the record holder of an Ares Operating Group Unit, the Special Voting Share held by such holder shall be automatically cancelled without any further action of any Person and such holder shall cease to be a Limited Partner with respect to the Special Voting Share so cancelled. The determination of the General Partner as to whether a holder of a Special Voting Share is the record holder of an Ares Operating Group Unit (other than the Company and its Subsidiaries) or remains the Record Holder of such Special Voting Share shall be made in its sole discretion, which determination shall be conclusive and binding on all Partners.
(e)    Upon the issuance to it of a Special Voting Share, each holder thereof shall automatically and without further action be admitted to the Company as a Limited Partner in respect of the Special Voting Share so issued.
Section 5.4.    Interest and Withdrawal. No interest on Capital Contributions shall be paid by the Company. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions are made pursuant to this Agreement or upon dissolution of the Company and then in each case only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Limited Partnership Act.
Section 5.5.    Issuances of Additional Company Securities.
(a)    The Company may issue additional Company Securities and options, rights, warrants and appreciation rights relating to Company Securities for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners, including pursuant to Section 7.4(c), except as may be required by Article XVI. The Company may reissue any Company Securities and options, rights, warrants and appreciation rights relating to Company Securities held by the Company in treasury for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners, including pursuant to Section 7.4(c), except as may be required by Article XVI.
(b)    Each additional Company Interest authorized to be issued by the Company pursuant to Section 5.5(a) or Section 7.4(c) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Company Interests), as shall be fixed by the

General Partner in its sole discretion, including (i) the right to share in Company distributions; (ii) the rights upon dissolution and liquidation of the Company; (iii) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Company Interest (including sinking fund provisions); (iv) whether such Company Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which each Company Interest will be issued, evidenced by certificates and assigned or transferred; (vi) the method for determining the Percentage Interest as to such Company Interest; and (vii) the right, if any, of the holder of each such Company Interest to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Company Interest.
(c)    The General Partner is hereby authorized to take all actions that it determines to be necessary, appropriate, proper, advisable or incidental in connection with, or in furtherance of, (i) each issuance of Company Securities and options, rights, warrants and appreciation rights relating to Company Securities pursuant to this Section 5.5 or Section 7.4(c), including the admission of additional Limited Partners in connection therewith and any related amendment of this Agreement, and (ii) all additional issuances of Company Securities and options, rights, warrants and appreciation rights relating to Company Securities. The General Partner shall determine in its sole discretion the relative rights, powers and duties of the holders of the Shares or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities being so issued. The General Partner is authorized to do all things that it determines to be necessary, appropriate, proper, advisable or incidental in connection with, or in furtherance of, any future issuance of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities, including compliance with any statute, rule, regulation or guideline of any governmental agency or any National Securities Exchange on which the Shares or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities are listed for trading.
Section 5.6.    Preemptive Rights. Unless otherwise determined by the General Partner, in its sole discretion, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Company Interest, whether unissued, held in the treasury or hereafter created.
Section 5.7.    Splits and Combinations.
(a)    Subject to Section 5.7(d), the Company may make a Pro Rata distribution of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities to all Record Holders or may effect a subdivision or combination of Company Securities so long as, after any such event, as determined by the General Partner, each Partner shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted including, if determined by the General Partner, retroactive to the beginning of the Company.
(b)    Whenever such a distribution, subdivision or combination of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall provide notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than ten days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.
(c)    Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities as of the applicable Record Date representing the new number of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Company Securities Outstanding or outstanding options, rights, warrants or appreciation rights relating to Company Securities, the Company shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
(d)    The Company shall not be required to issue fractional Shares upon any distribution, subdivision or combination of Shares. If a distribution, subdivision or combination of Shares would result in the issuance of fractional Shares but for the provisions of this Section 5.7(d), the General Partner in its sole discretion may determine that each fractional Share shall be rounded to the nearest whole Share.
Section 5.8.    Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-607 or 17-804 of the Delaware Limited Partnership Act or this Agreement.
ARTICLE VI
DISTRIBUTIONS
Section 6.1.    Requirement and Characterization of Distributions; Distributions to Record Holders.
(a)    Subject to Article XVI, the General Partner, in its sole discretion, may authorize distributions by the Company to the Partners, which distributions shall be made in accordance with Article XVI and, in respect of any series of Shares, Pro Rata in accordance with such Partners’ respective Percentage Interests.
(b)    Notwithstanding Section 6.1(a), in the event of the dissolution of the Company, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.
(c)    Each distribution in respect of a Company Interest shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Company Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
(d)    Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the General Partner on behalf of the Company, shall not be required to make a distribution to a Partner or a Record Holder if such distribution would violate the Delaware Limited Partnership Act or other applicable law.
ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS
Section 7.1.    Management.
(a)    The General Partner shall conduct, direct and manage all activities of the Company. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Company. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary, appropriate, proper, advisable or incidental to, or in furtherance of, conducting the business of the Company, exercising all powers set forth in Section 2.5 and effectuating the purposes set forth in Section 2.4, including the following:
(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Company Securities or options, rights, warrants or appreciation rights relating to Company Securities, and the incurring of any other obligations;
(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;
(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (the matters described in this clause

(iii) being subject, however, to any prior approval that may be required by Article XIV and Article XVI);
(iv)    the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group; the lending of funds to other Persons; the repayment or guarantee of obligations of any Group Member or other Person and the making of capital contributions to any Group Member or other Person;
(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company, with the other party to the contract to have no recourse against the General Partner or its assets other than their interest in the Company, even if same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);
(vi)    subject to Article XVI, the distribution of Company cash;
(vii)    the selection and dismissal of employees (including employees having such titles as the General Partner may determine in its sole discretion) and agents, representatives, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;
(viii)    the maintenance of insurance for the benefit of the Company Group, the Partners and Indemnitees;
(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other entities or relationships (including the acquisition of interests in, and the contributions of property to, the Company’s Subsidiaries from time to time), subject to the restrictions set forth in Section 2.4;
(x)    the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;
(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xii)    the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

(xiii)    subject to Article XVI, the purchase, sale or other acquisition or disposition of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities;
(xiv)    the undertaking of any action in connection with the Company’s participation in the management of the Company Group through its directors, officers or employees or the Company’s direct or indirect ownership of the Group Members, including all things described in or contemplated by the Registration Statement and the agreements described in or filed as exhibits to the Registration Statement; and
(xv)    the registration for resale under the Securities Act and applicable state or non-U.S. securities laws of any securities of, or any securities convertible or exchangeable into securities of, the Company held by any Person, including the General Partner or any Affiliate of the General Partner.
(b)    In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation or duty to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Company shall not have any liability to a Limited Partner for monetary damages, equitable relief or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions.
(c)    Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Company Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Exchange Agreement, the Tax Receivable Agreement, the Investor Rights Agreement, the Ares Operating Group Governing Agreements and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through its delegation of such authority to any officer of the Company) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Company, in each case in such form and with such terms as it in its sole discretion shall determine, without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Company Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Company or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty (fiduciary or otherwise) existing at law, in equity or otherwise.
Section 7.2.    Certificate of Limited Partnership. The Certificate of Limited Partnership has been filed with the Secretary of State of the State of Delaware as required by the Delaware

Limited Partnership Act and the General Partner is authorized to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Company may elect to do business or own property. If the General Partner determines such action to be necessary or appropriate, the General Partner is authorized to file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Company as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.
Section 7.3.    Company Group Assets; General Partner’s Authority. Except as provided in Articles XII and XIV, the General Partner may not sell or exchange all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the voting power of Outstanding Voting Shares; provided that this provision shall not preclude or limit the General Partner’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in any or all of the assets of the Company Group (including for the benefit of Persons other than members of the Company Group, including Affiliates of the General Partner), including, in each case, pursuant to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a majority of the voting power of Outstanding Voting Shares, the General Partner shall not, on behalf of the Company, except as permitted under Sections 4.6 and 11.1, elect or cause the Company to elect a successor general partner of the Company.
Section 7.4.    Reimbursement of the General Partner.
(a)    Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner or managing member of any Group Member.
(b)    The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also, in the sole discretion of the General Partner, bear or reimburse the General Partner for (i) any costs, fees or expenses incurred by the General Partner (or any direct or indirect equityholders of the General Partner) in connection with the General Partner serving as the General Partner or the “tax matters partner” or “partnership representative,” as applicable, and (ii) all other expenses allocable to the Company Group or otherwise incurred by the General Partner (or any direct or indirect equityholders of the General Partner) in connection with operating the Company Group’s business (including expenses allocated to the General Partner (or any direct or indirect equityholders of the General Partner) by its Affiliates). If the General Partner determines in its sole discretion that such expenses are related to the business and affairs of the General Partner that are conducted through the Company Group (including expenses that relate to the business and affairs of the Company Group and that also relate to other activities of the General Partner), the General Partner may cause the Company to pay or bear all expenses of the General Partner (or any direct or indirect equityholders of the General Partner), including costs of securities offerings not borne directly by Partners, board of directors compensation and meeting costs, salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Company Group or for the General Partner, cost of periodic reports to Shareholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the General Partner. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.
(c)    The General Partner may, in its sole discretion, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), propose and adopt on behalf of the Company Group equity benefit plans, programs and practices (including plans, programs and practices involving the issuance of or reservation of issuance of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities), or cause the Company to issue or to reserve for issuance Company Securities or options, rights, warrants or appreciation rights relating to Company Securities in connection with, or pursuant to, any such equity benefit plan, program or practice or any equity benefit plan, program or practice maintained or sponsored by the General Partner or any of its Affiliates in respect of services performed directly or indirectly for the benefit of the Company Group. The Company agrees to issue and sell to the General Partner or any of its Affiliates any Company Securities or options, rights, warrants or appreciation rights relating to Company Securities that the General Partner or such Affiliates are obligated to provide pursuant to any equity benefit plans, programs or practices maintained or sponsored by them. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities purchased by the General Partner or such Affiliates from the Company to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any equity benefit plans, programs or practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or the transferee of or successor to all of the General Partner’s General Partner Interest.
Section 7.5.    Outside Activities.
(a)    On and after the Listing Date, the General Partner, for so long as it is a General Partner of the Company (i) agrees that its sole business will be to act as a general partner or managing member of the Company and any other partnership or limited liability company of which the Company is, directly or indirectly, a partner, managing member, trustee or stockholder and to undertake activities that are ancillary or related thereto (including being a limited partner in the Company) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner, managing member, trustee or stockholder of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.
(b)    Except insofar as the General Partner is specifically restricted by Section 7.5(a), each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to any Group Member or any Partner, Record Holder or Person who acquires an interest in a Company Security; provided that nothing in this Agreement shall be deemed to supersede any other agreement to which an Indemnitee may be party restricting such Indemnitee’s ability to have certain business interests or engage in certain business activities or ventures. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business interests, activities or ventures of any Indemnitee.
(c)    Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engagement in competitive activities by any Indemnitee (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Company, all Partners and all Persons acquiring an interest in a Company Security, (ii) it shall not be a breach of the General Partner’s or any other Indemnitee’s duties or any other obligation of any type whatsoever of the General Partner or any other Indemnitee if the Indemnitee (other than the General Partner) engages in any such business interests or activities in preference to or to the exclusion of any Group Member, (iii) the General Partner and the Indemnitees shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Group Member, (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnitee and (v) each Indemnitee (including the General Partner) shall not be liable to the Company, any Limited Partner, Record Holder or any other Person who acquires an interest in a Company Security by reason that such Indemnitee (including the General Partner) pursues or acquires a business opportunity for itself, directs such opportunity to another Person, does not communicate such opportunity or information to any Group Member or uses information in the possession of a Group Member to acquire or operate a business opportunity.
(d)    The General Partner, any of its Affiliates or Associates, and any Indemnitees may acquire Shares or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of a General Partner or Limited Partner, as applicable, relating to such Shares or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities.
Section 7.6.    Loans from the General Partner; Loans or Contributions from the Company; Contracts with the General Partner and its Affiliates; Certain Restrictions on the General Partner.
(a)    The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member on terms to which the General Partner agrees in good faith.
(b)    Any Group Member (including the Company) may lend or contribute to any other Group Member, and any Group Member may borrow from any other Group Member (including the Company), funds on terms and conditions determined by the General Partner in its sole discretion. The foregoing authority may be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.
(c)    The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Company on terms to which the General Partner agrees to in good faith.
(d)    The Company may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant on terms to which the General Partner agrees in good faith.
(e)    The General Partner or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, on terms to which the General Partner agrees in good faith.
(f)    The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.
Section 7.7.    Indemnification.
(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Section 7.7, all Indemnitees shall be indemnified and held harmless by the Company on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring on, before or after the date of this Agreement; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or with criminal intent. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Company shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the General Partner in its sole discretion or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Company pursuant to Section 7.7(j). The indemnification of an Indemnitee of the type identified in clause (d) of the definition of Indemnitee shall be secondary to any and all indemnification to which such Person is entitled from, firstly, the relevant other Person, and from, secondly, the relevant Fund (if applicable), and will only be paid if the primary indemnification is not paid and the proviso set forth in the first sentence of this Section 7.7(a) does not apply; provided that such other Person and such Fund shall not be entitled to contribution or indemnification from or subrogation against the Company, unless otherwise mandated by applicable law. If, notwithstanding the foregoing sentence, the Company makes an indemnification payment or advances expenses to such an Indemnitee entitled to primary indemnification, the Company shall be subrogated to the rights of such Indemnitee against the Person or Persons responsible for the primary indemnification.
(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Company shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the General Partner in its sole discretion or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Company pursuant to Section 7.7(j).
(c)    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, insurance, pursuant to any vote of the holders of Outstanding Voting Shares entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)    The Company may purchase and maintain (or reimburse the General Partner or its Affiliates or Associates for the cost of) insurance, on behalf of the General Partner, its Affiliates and Associates, the other Indemnitees and such other Persons as the General Partner shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company Group’s activities or such Person’s activities on behalf of the Company Group regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    For purposes of this Section 7.7, (i) the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.
(f)    Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company. The General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification. Except as required by Section 17-607 and Section 17-804 of the Delaware Limited Partnership Act, in no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)    The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(j)    If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this

Section 7.7 is not paid in full within 30 days after a written claim therefor by any Indemnitee has been received by the Company, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees. In any such action the Company shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.
(k)    This Section 7.7 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.
Section 7.8.    Liability of Indemnitees.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable to the Company, the Limited Partners or any other Persons who have acquired interests in the Company Securities or are bound by this Agreement, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or with criminal intent. The Company, the Limited Partners, the Record Holders and any other Person who acquires an interest in a Company Security, each on their own behalf and on behalf of the Company, waives, to the fullest extent permitted by law, any and all rights to seek punitive damages or other damages based upon any Federal, State or other income (or similar) taxes paid or payable by any such Limited Partner, Record Holder or other Person.
(b)    The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct, negligence or wrongdoing on the part of any such agent appointed by the General Partner in good faith.
(c)    If, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Partners, the Record Holders or any Person who acquires an interest in a Company Security, any Indemnitee acting in connection with the Company’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Company, to any Partner, to any Record Holder or to any other Person who acquires an interest in a Company Security for such Indemnitee’s reliance on the provisions of this Agreement.
(d)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.
Section 7.9.    Modification of Duties; Standards of Conduct; Resolution of Conflicts of Interest.
(a)    Notwithstanding anything to the contrary set forth in this Agreement or otherwise applicable provision of law or in equity, neither the General Partner, nor its Affiliates or Associates, nor any other Indemnitee shall have any fiduciary duties, or, to the fullest extent permitted by law, except to the extent expressly provided in this Agreement, other duties, obligations or liabilities, to the Company, any Limited Partner, any other Person who has acquired an interest in a Company Security, any other Person who is bound by this Agreement or any creditor of the Company, and, to the fullest extent permitted by law, the General Partner, its Affiliates and Associates, and the other Indemnitees shall only be subject to any contractual standards imposed and existing under this Agreement. Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or in equity, whenever in this Agreement or any other agreement contemplated hereby the General Partner, the Board of Directors or any committee of the Board of Directors is permitted to or required to make or take (or omit to make or take) a determination, evaluation, election, decision, approval, authorization, consent or other action (howsoever described herein, each, a “Determination”) (i) in its “discretion” or “sole discretion” or under a grant of similar authority or latitude or (ii) pursuant to any provision not subject to an express standard of “good faith” (regardless of whether there is a reference to “discretion”, “sole discretion” or any other standard), then the General Partner (or any of its Affiliates or Associates causing it to do so), the Board of Directors, or any committee of the Board of Directors, as applicable, in making such Determination, shall not be subject to any fiduciary duty and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, the Partners, or any other Person (including any creditor of the Company), and shall not be subject to any other or different standards imposed by this Agreement or otherwise existing at law, in equity or otherwise. Notwithstanding the immediately preceding sentence, if a Determination under this Agreement is to be made or taken by the General Partner in “good faith”, the General Partner shall act under that express standard and shall not be subject to any other or different standard under this Agreement or otherwise existing at law, in equity or otherwise.
(b)    For all purposes of this Agreement and notwithstanding any applicable provision of law or in equity, a Determination or failure to act by the General Partner, the Board of Directors or any committee thereof conclusively will be deemed to be made, taken or omitted to be made or taken in “good faith”, and shall not be a breach of this Agreement or any duty, (i) if such Determination or failure to act was approved by Special Approval or (ii) unless the General Partner, the Board of Directors or committee thereof, as applicable, subjectively believed such Determination or failure to act was opposed to the best interests of the Company. The belief of a majority of the Board of Directors or committee thereof shall be deemed to be the belief of the Board of Directors or such committee. In any proceeding brought by the Company, any Limited Partner, any Record Holder, any other Person who acquires an interest in a Company Security or any other Person who is bound by this Agreement challenging such Determination or failure to act, notwithstanding any provision of law or equity to the contrary, the Person bringing or prosecuting such proceeding shall have the burden of proving that such Determination or failure to act was not in good faith. Any Determination taken or made by the General Partner, its Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any other Indemnitee which is not in breach of this Agreement shall be deemed taken or determined in compliance with this Agreement, the Delaware Limited Partnership Act and any other applicable fiduciary requirements.
(c)    Whenever the General Partner makes a Determination or takes or fails to take any other action, or any of its Affiliates or Associates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the Company, whether under this Agreement or any other agreement or circumstance contemplated hereby or otherwise, then the General Partner, or such Affiliates or Associates causing it to do so, are entitled, to the fullest extent permitted by law, to make such Determination or to take or not to take such other action free of any duty (including any fiduciary duty) existing at law, in equity or otherwise or obligation whatsoever to the Company, any Limited Partner, any Record Holder, any Person who acquires an interest in a Company Security, any other Person bound by this Agreement or any creditor of the Company, and the General Partner, or such Affiliates or Associates causing it to do so, shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity.
(d)    Whenever a potential conflict of interest exists or arises between the General Partner (in its capacity as the general partner of the Company, as limited partner of the Company, or in its individual capacity) or any of its Affiliates or Associates, on the one hand, and the Company, any Group Member, any Partner, any other Person who acquires an interest in a Company Security or any other Person who is bound by this Agreement, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall conclusively be deemed approved by the Company, all of the Partners, each Person who acquires an interest in a Company Security and any other Person bound hereby and shall not constitute a breach of this Agreement or any agreement contemplated herein, or of any duty (including any fiduciary duty) existing at law, in equity or otherwise or obligation whatsoever if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval or (ii) approved by the General Partner in good faith. The General Partner and the Conflicts Committee (in connection with any Special Approval by the Conflicts Committee) each shall be authorized in connection with its resolution of any conflict of interest to consider such factors as it determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. The General Partner shall be authorized but not required in connection with its resolution of any conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, and without limitation of Section 7.6, to the fullest extent permitted by the Delaware Limited Partnership Act, the existence of the conflicts of interest described in or contemplated by the Registration Statement are hereby approved, and all such conflicts of interest are waived, by the Company and each Partner and any other Person who acquires an interest in a Company Security and shall not constitute a breach of this Agreement or any duty existing at law, in equity or otherwise.
(e)    Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Company Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be in its sole discretion.
(f)    The Limited Partners hereby authorize the General Partner, on behalf of the Company as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.
(g)    The Limited Partners expressly acknowledge that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including the tax consequences to Limited Partners) in deciding whether to cause the Company to take (or decline to take) any Determinations, and that the General Partner shall not be liable to the Limited Partners for monetary damages or equitable relief for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such Determinations.
(h)    Notwithstanding any other provision of this Agreement, if any provision of this Agreement, including the provisions of this Section 7.9, purports (i) to restrict or otherwise modify or eliminate the duties (including fiduciary duties), obligations and liabilities of the General Partner, the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any other Indemnitee otherwise existing at law or in equity or (ii) to constitute a waiver or consent by the Company, the Limited Partners or any other Person who acquires an interest in a Company Security to any such restriction, modification or elimination, such provision shall be deemed to have been approved by the Company, all of the Partners, and each other Person who has acquired an interest in a Company Security.
Section 7.10.    Other Matters Concerning the General Partner.
(a)    The General Partner and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)    The General Partner and any Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.
(c)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.
Section 7.11.    Purchase or Sale of Company Securities. The General Partner may cause the Company or any other Group Member to purchase or otherwise acquire Company Securities or options, rights, warrants or appreciation rights relating to Company Securities. Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, any Company Securities or options, rights, warrants or appreciation rights relating to Company Securities that are purchased or otherwise acquired by the Company may, in the sole discretion of the General Partner, be held by the Company in treasury and, if so held in treasury, shall no longer be deemed to be Outstanding for any purpose. For the avoidance of doubt, Company Securities or options, rights, warrants or appreciation rights relating to Company Securities that are held by the Company in treasury (i) shall not be entitled to distributions pursuant to Article VI or Article XVI, and (ii) shall neither be entitled to vote nor be counted for quorum purposes. The General Partner or any other Indemnitee or any Affiliate or Associate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities for their own account, subject to the provisions of Articles IV, X and XVI.
Section 7.12.    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the General Partner and any officer of the General Partner purporting to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Company’s sole party in interest, both legally and beneficially. The Company, each Limited Partner and each other Person who has acquired an interest in a Company Security hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer. Each and every certificate, document or other instrument executed on behalf of the Company by the General Partner or any such officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the General Partner or any such officer executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.
Section 7.13.    Board of Directors.
(a)    On January 31 of each year (each a “Determination Date”), the General Partner will determine whether the voting power held collectively by (i) the holders of Special Voting Shares (including Voting Shares held by the General Partner, the Holdco Members and their respective Affiliates) in their capacity as such, (ii) persons that were formerly employed by or had provided services to (including as a director), or are then employed by or providing services to (including as a director), the General Partner or its Affiliates, (iii) any estate, trust, corporation, partnership or limited liability company or other entity of any kind or nature of which any person listed in clause (ii) is a trustee, other fiduciary, manager, partner, member, officer, director or party, respectively, (iv) any estate, trust, corporation, partnership or limited liability company or other entity of any kind or nature for the direct or indirect benefit of the spouse, parents, siblings or children of, or any other natural person who occupies the same principal residence as, any person listed in clause (ii), and the spouses, ancestors or descendants of each of the foregoing, and (v) Ares Owners LP is at least 10% of the voting power of the Outstanding Voting Shares (treating as Outstanding and held by any such persons, Voting Shares deliverable pursuant to any equity awards granted to such persons) (the “Ares Partners Ownership Condition”).
(b)    Subject to Section 16.7, the method of nomination, election and removal of Directors shall be determined as follows: (i) in any year in which the General Partner has determined on the applicable Determination Date that the Ares Partners Ownership Condition has not been satisfied, the Board of Directors shall be elected at an annual meeting of the Limited Partners holding Outstanding Shares in accordance with Section 13.4(b); and (ii) in any year in which the General Partner has determined on the applicable Determination Date that the Ares Partners Ownership Condition has been satisfied, the provisions of Section 13.4(b) shall not apply and the method for nominating, electing and removing Directors shall be as otherwise provided in the General Partner Agreement.
ARTICLE VIII
BOOKS, RECORDS AND ACCOUNTING
Section 8.1.    Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Company or any other place designated by the General Partner in its sole discretion appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Shares or other Company Securities or options, rights, warrants or appreciation rights relating to Company Securities, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.

The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.
Section 8.2.    Fiscal Year. The fiscal year of the Company (each, a “Fiscal Year”) shall be a year ending December 31. The General Partner in its sole discretion may change the Fiscal Year of the Company at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
ARTICLE IX
TAX MATTERS
Section 9.1.    Tax Returns and Information. The Company shall provide the Partners with information as may be reasonably required in the discretion of the General Partner for purposes of allowing the Partners to prepare and file their own U.S. federal, state and local tax returns. Each Partner shall be required to report for all tax purposes consistently with such information provided by the Company.
Section 9.2.    Tax Elections. The General Partner in its sole discretion shall determine whether to make, refrain from making or revoke any and all elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions.
Section 9.3.    Tax Controversies. For taxable years ending on or prior to the Effective Date and subject to the provisions hereof, the General Partner shall be the “tax matters partner” of the Company for purposes of Section 6231(a)(7) of the Code (prior to amendment by P.L. 114-74) and the “partnership representative” of the Company for purposes of Section 6223 of the Code (after amendment by P.L. 114-74). The General Partner is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the affairs of the Company, by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Company for professional services and costs associated therewith. Each Record Holder agrees to cooperate with the General Partner and to do or refrain from doing any or all things required by the General Partner in connection with the conduct of all such proceedings.
Section 9.4.    Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required or be necessary or appropriate to cause the Company or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law, including any withholding required pursuant to Sections 1441, 1442, 1445, 1471 and 3406 of the Code. If the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from a distribution or payment to or for the benefit of any Partner, the General Partner shall treat the amount withheld as a distribution pursuant to Section 6.1 or Article XVI, as applicable, in the amount of such withholding from such Partner.
Section 9.5.    Election to be Treated as a Partnership. If the General Partner determines in its sole discretion that it is no longer in the interests of the Company to continue being classified as an association taxable as a corporation for U.S. federal income tax purposes, the General Partner may cause the Company to be classified as a partnership for U.S. federal (and applicable state) income tax purposes by election, merger, conversion or other method.
ARTICLE X
ADMISSION OF PARTNERS
Section 10.1.    Admission of Initial Limited Partners.
(a)    Upon the issuance by the Company of a Special Voting Share to Ares VoteCo, Ares VoteCo was automatically admitted to the Company as a Limited Partner in respect of the Special Voting Share issued to it.
(b)    Upon the issuance by the Company of common units to the underwriters or their designee(s) in connection with the Initial Offering, such parties were automatically admitted to the Company as Limited Partners in respect of the common units issued to them.
Section 10.2.    Admission of Additional Limited Partners.
(a)    By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 10.2 or the issuance of any Limited Partner Interests in accordance herewith (including in a merger, consolidation or other business combination pursuant to Article XIV), and except as provided in Section 4.8, each transferee or other recipient of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Company as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Company, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, (iii) shall become the Record Holder of the Limited Partner Interests so transferred or issued, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents, acknowledgments and waivers contained in this Agreement. The transfer of any Limited Partner Interests or the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Record Holder without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.8.
(b)    The name and mailing address of each Record Holder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The General Partner shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1.

(c)    Any transfer of a Limited Partner Interest shall not entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).
Section 10.3.    Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or the transferee of or successor to all of the General Partner Interest (represented by General Partner Shares) pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Company as the General Partner effective immediately prior to the withdrawal of the predecessor or transferring General Partner pursuant to Section 11.1 or the transfer of such General Partner’s General Partner Interest (represented by General Partner Shares) pursuant to Section 4.6; provided that no such successor shall be admitted to the Company until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Company without dissolution.
Section 10.4.    Amendment of Agreement and Certificate of Limited Partnership to Reflect the Admission of Partners. To effect the admission to the Company of any Partner, the General Partner shall take all steps necessary under the Delaware Limited Partnership Act to amend the records of the Company to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.
ARTICLE XI
WITHDRAWAL OR REMOVAL OF PARTNERS
Section 11.1.    Withdrawal of the General Partner.
(a)    The General Partner shall be deemed to have withdrawn from the Company upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):
(i)    The General Partner voluntarily withdraws from the Company by giving written notice to the other Partners;
(ii)    The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;
(iii)    The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iii); or (E)

seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;
(iv)    A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or
(v)    (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his or her death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.
If an Event of Withdrawal specified in Section 11.1(a)(iii), (iv) or (v)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Company.
(b)    Withdrawal of the General Partner from the Company upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws at any time by giving at least 90 days’ advance notice to the Shareholders, such withdrawal to take effect on the date specified in such notice; (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii); or (iii) at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) Beneficially Own or own of record or control at least 50% of the Outstanding Common Shares. The withdrawal of the General Partner from the Company upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the Limited Partners holding of a majority of the voting power of Outstanding Voting Shares, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Company and, to the extent applicable, the other Group Members without dissolution. If, prior to the effective date of the General Partner’s withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Shareholders as provided herein or the Company does not receive an Opinion of Counsel that the withdrawal of the General Partner will not result in the loss of the limited liability of any Limited Partner, the Company shall be dissolved in accordance with and subject to Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.
Section 11.2.    No Removal of the General Partner. The Limited Partners shall have no right to remove or expel, with or without cause, the General Partner.
Section 11.3.    Interest of Departing General Partner and Successor General Partner.
(a)    In the event of the withdrawal of a General Partner, if a successor General Partner is elected in accordance with the terms of Section 11.1, the Departing General Partner, in its sole discretion and acting in its individual capacity, shall have the option exercisable prior to the effective date of the withdrawal of such Departing General Partner to require its successor to purchase its General Partner Interest (represented by General Partner Shares) in exchange for an amount in cash equal to the fair market value of such General Partner Interest, such amount to be determined and payable as of the effective date of its withdrawal. The Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (excluding any Group Member) for the benefit of the Company or the other Group Members.
For purposes of this Section 11.3(a), the fair market value of a Departing General Partner’s General Partner Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the General Partner Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Shares on any National Securities Exchange on which Shares are then listed, the value of the Company’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.
(b)    If the Departing General Partner does not exercise its option to require the successor General Partner to purchase its General Partner Interest in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall automatically become a Limited Partner and its General Partner Interest automatically shall be converted into Common Shares pursuant to a valuation made by an investment banking firm or other independent expert selected by the Departing General Partner. Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Company arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner Interest of the Departing General Partner to Common Shares will be characterized as if the Departing General Partner (or its transferee) contributed its General Partner Interest to the Company in exchange for the newly-issued Common Shares and the Company reissued a new General Partner Interest in the Company to the successor General Partner.
Section 11.4.    Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Company; provided that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.
ARTICLE XII
DISSOLUTION AND LIQUIDATION
Section 12.1.    Dissolution. The Company shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, if a successor General Partner is admitted to the Company pursuant to Sections 10.3, 11.1 or 12.2, the Company shall not be dissolved and such successor General Partner is hereby authorized to, and shall, continue the business of the Company. Subject to Section 12.2, the Company shall dissolve, and its affairs shall be wound up, upon:
(a)    an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Company pursuant to this Agreement;
(b)    an election to dissolve the Company by the General Partner that is approved by the Shareholders holding a majority of the voting power of Outstanding Voting Shares;
(c)    the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Limited Partnership Act; or
(d)    at any time there are no Limited Partners, unless the Company is continued without dissolution in accordance with the Delaware Limited Partnership Act.
Section 12.2.    Continuation of the Business of the Company After Event of Withdrawal. Upon an Event of Withdrawal caused by (a) the withdrawal of the General Partner as provided in Sections 11.1(a)(i) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iii), (iv) or (v), then, to the maximum extent permitted by law, within 180 days thereafter, the Shareholders holding a majority of the voting power of Outstanding Voting Shares may elect to continue the business of the Company on the same terms and conditions set forth in this Agreement by appointing as the successor General Partner a Person approved by the Shareholders holding a majority of the voting power of Outstanding Voting Shares. Unless such an election is made within the applicable time period as set forth above, the Company shall dissolve and conduct only activities necessary to wind up its affairs. If such an election is so made, then:
(i)    the Company shall continue without dissolution unless earlier dissolved in accordance with this Article XII;
(ii)    if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and
(iii)    the successor General Partner shall be admitted to the Company as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;
provided that the right of the Shareholders holding a majority of the voting power of Outstanding Voting Shares to approve a successor General Partner and to continue the business of the Company shall not exist and may not be exercised unless the Company has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner under the Delaware Limited Partnership Act.
Section 12.3.    Liquidator. Upon dissolution of the Company, unless the Company is continued pursuant to Section 12.2, the General Partner shall act, or select in its sole discretion one or more Persons to act as Liquidator. If the General Partner is acting as the Liquidator, it shall not be entitled to receive any additional compensation for acting in such capacity. If a Person other than the General Partner acts as Liquidator, such Liquidator (1) shall be entitled to receive such compensation for its services as may be approved by either the withdrawing General Partner or Shareholders holding at least a majority of the voting power of the Outstanding Voting Shares voting as a single class, (2) shall agree not to resign at any time without 15 days’ prior notice and (3) may be removed at any time, with or without cause, by notice of removal approved by Shareholders holding at least a majority of the voting power of the Outstanding Voting Shares voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the voting power of the Outstanding Voting Shares voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.
Section 12.4.    Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Limited Partnership Act and the following:
(a)    Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate distributions of cash (to the extent any cash is available) must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.
(b)    Discharge of Liabilities. Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.
(c)    Liquidation Distributions. All cash and other property in excess of that required to discharge liabilities (whether by payment or the making of reasonable provision for payment thereof) as provided in Section 12.4(b) shall, subject to Article XVI, be distributed to the Partners in accordance with their respective Percentage Interests as of a Record Date selected by the Liquidator.
Section 12.5.    Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Company cash and other property as provided in Section 12.4 in connection with the liquidation of the Company, the Certificate of Limited Partnership shall be cancelled in accordance with the Delaware Limited Partnership Act and all qualifications of the Company as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.
Section 12.6.    Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Shareholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 12.7.    Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Company property.
ARTICLE XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE
Section 13.1.    Amendments to be Adopted Solely by the General Partner. Each Partner agrees that the General Partner, without the approval of any Partner, any Shareholder or any other Person, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(a)    a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;
(b)    the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;
(c)    a change that the General Partner determines in its sole discretion is necessary, appropriate, proper, advisable or incidental to, or in furtherance of, qualifying or continuing the qualification of the Company as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or other jurisdiction;
(d)    a change that the General Partner determines in its sole discretion to be necessary, appropriate, proper, advisable or incidental to, or in furtherance of, addressing changes in U.S. federal, state or local income tax regulations, legislation or interpretation;
(e)    a change that the General Partner determines (i) does not adversely affect the Limited Partners considered as a whole (or adversely affect any particular class of Company Interests as compared to another class of Company Interests, except under clause (h) below) in any material respect; provided that for purposes of determining whether an amendment satisfies the requirements of this Section 13.1(e)(i), the General Partner may in its sole discretion disregard any adverse effect on any class or classes of Company Interests the holders of which have approved such amendment pursuant to Section 13.3(c), (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal, state or local or non-U.S. agency or judicial authority or contained in any U.S. federal, state or local or non-U.S. statute (including the Delaware Limited Partnership Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed, (iii) to be necessary, appropriate, proper, advisable or incidental in connection with, or in furtherance of, action taken by the General Partner pursuant to Section 5.7 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(f)    a change in the Fiscal Year or taxable year of the Company and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company including, if the General Partner shall so determine in its sole discretion, a change in the definition of “Quarter” and, subject to Article XVI, the dates on which distributions are to be made by the Company;
(g)    an amendment that the General Partner determines is necessary or appropriate, based on the advice of counsel, to prevent the Company, or the General Partner or its Indemnitees, from having a material risk of being in any manner subjected to registration under the provisions of the U.S. Investment Company Act of 1940 or the U.S. Investment Advisers Act of 1940, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(h)    an amendment that the General Partner determines in its sole discretion to be necessary, appropriate, proper, advisable or incidental in connection with, or in furtherance of, the creation, authorization or issuance of any class or series of Company Securities or options, rights, warrants or appreciation rights relating to Company Securities pursuant to Section 5.5;
(i)    any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;
(j)    an amendment effected, necessitated or contemplated by a Merger Agreement permitted by Article XIV;
(k)    an amendment that the General Partner determines in its sole discretion to be necessary, appropriate, proper, advisable or incidental to, or in furtherance of, reflecting and accounting for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity;
(l)    an amendment effected, necessitated or contemplated by an amendment to any Ares Operating Group Governing Agreement that requires members or partners of any Ares Operating Group entity to provide a statement, certification or other proof of evidence to the Ares Operating Group entities regarding whether such member or partner is subject to U.S. federal income taxation on the income generated by the Ares Operating Group;
(m)    a merger, conversion or conveyance pursuant to Section 14.3(c), including any amendment permitted pursuant to Section 14.5;
(n)    any amendment to Section 17.9 that the General Partner determines in good faith;
(o)    any amendment that the General Partner determines to be necessary, appropriate, proper, advisable or incidental to, or in furtherance of, curing any ambiguity, omission, mistake, defect or inconsistency; or

(p)    any other amendments that the General Partner determines to be substantially similar to the foregoing.
Section 13.2.    Amendment Procedures. Except as provided in Sections 5.5, 13.1, 13.3, 14.5 and Article XVI, all amendments to this Agreement shall be made in accordance with the requirements of this Section 13.2. Amendments to this Agreement may be proposed only by the General Partner; provided that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company, any Limited Partner, any other Person bound by this Agreement or any creditor of the Company. A proposed amendment pursuant to this Section 13.2 shall be effective upon its approval by the General Partner and Shareholders holding a majority of the voting power of the Outstanding Voting Shares, unless a greater or lesser percentage is required under this Agreement. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of the voting power of Outstanding Voting Shares or call a meeting of the Shareholders to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article XIII and Article XVI. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.
Section 13.3.    Amendment Requirements.
(a)    Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that requires the vote or consent of Shareholders holding, or holders of, a percentage of the voting power of Outstanding Voting Shares (including Voting Shares deemed owned by the General Partner and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Shareholders or holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting or consent requirement sought to be reduced.
(b)    Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such enlargement may be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the General Partner or any of its Affiliates without the General Partner’s consent, which consent may be given or withheld in its sole discretion.
(c)    Except as provided in Sections 13.1 and 14.3 and Article XVI, any amendment that would have a material adverse effect on the rights or preferences of any class of Company Interests in relation to other classes of Company Interests (treating the Voting Shares as a separate class for this purpose) must be approved by the holders of not less than a majority of the Outstanding Company Interests of the class affected.
(d)    Notwithstanding the provisions of Sections 13.1 and 13.2, in addition to any other approvals or consents that may be required under this Agreement, neither Section 7.13 nor

Section 13.4(b) shall be amended, altered, changed, repealed or rescinded in any respect without the written consent of Ares VoteCo.
(e)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Article XIV, no amendments shall become effective without the approval of Shareholders holding at least 90% of the voting power of the Outstanding Voting Shares unless the Company obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under the Delaware Limited Partnership Act.
Section 13.4.    Meetings.
(a)    All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners representing 50% or more of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed or as otherwise provided in Article XVI. (For the avoidance of doubt, the Common Shares and the Special Voting Shares shall not constitute separate classes for this purpose.) Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Company to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner in its sole discretion on a date not less than ten days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Company within the meaning of the Delaware Limited Partnership Act so as to jeopardize the Limited Partners’ limited liability under the Delaware Limited Partnership Act or the law of any other state in which the Company is qualified to do business.
(b)    (i) Subject to Section 7.13, Section 13.4(b)(xi) and Section 16.7, in any year in which the General Partner has determined on the applicable Determination Date that the Ares Partners Ownership Condition has not been satisfied, an annual meeting of the Limited Partners holding Outstanding Shares for the election of Directors and such other matters as the General Partner shall submit to a vote of the Limited Partners holding Outstanding Shares shall be held in June of such year or at such other date and time as may be fixed by the General Partner at such place within or without the State of Delaware as may be fixed by the General Partner and all as stated in the notice of the meeting. Notice of the annual meeting shall be given in accordance with Section 13.5 not less than ten days nor more than 60 days prior to the date of such meeting.
(ii)    Subject to Section 16.7, the Limited Partners holding Outstanding Common Shares shall vote together as a single class for the election of Directors to the Board of

Directors (but such Limited Partners and their Shares shall not, however, be treated as a separate class of Partners or Company Securities for purposes of this Agreement). The Limited Partners described in the immediately preceding sentence shall elect by a plurality of the votes cast at such meeting persons to serve as Directors who are nominated in accordance with the provisions of this Section 13.4(b). The exercise by a Limited Partner of the right to elect the Directors and any other rights afforded to such Limited Partner under this Section 13.4(b) shall be in such Limited Partner’s capacity as a limited partner of the Company and shall not cause a Limited Partner to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize such Limited Partner’s limited liability under the Delaware Limited Partnership Act or the law of any other state in which the Company is qualified to do business.
(iii)    If the General Partner has provided at least thirty days advance notice of any meeting at which Directors are to be elected, then the Limited Partners holding Outstanding Common Shares that attend such meeting shall constitute a quorum, and if the General Partner has provided less than thirty days advance notice of any such meeting, then Limited Partners holding a majority of the Outstanding Common Shares shall constitute a quorum.
(iv)    Subject to Section 16.7, the number of Directors on, and the powers, duties and responsibilities of, the Board of Directors shall be as determined in accordance with the General Partner Agreement.
(v)    The Directors shall be divided into three classes, Class I, Class II, and Class III, as determined by the then-existing Board of Directors in its sole discretion, on any Determination Date on which the General Partner has determined that the Ares Partners Ownership Condition has not been satisfied, unless the Board of Directors has already been classified in accordance with this Section 13.4(b)(v) on the next preceding Determination Date. The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I and if the fraction is two-thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class II. Each Director shall serve for a term ending as provided herein; provided that the Directors designated to Class I by the Board of Directors shall serve for an initial term that expires at the applicable Initial Annual Meeting, the Directors designated to Class II by the Board of Directors shall serve for an initial term that expires at the first annual meeting of Limited Partners following the applicable Initial Annual Meeting and the Directors designated to Class III by the Board of Directors shall serve for an initial term that expires at the second annual meeting of Limited Partners following the applicable Initial Annual Meeting. At each succeeding annual meeting of Limited Partners for the election of Directors following an Initial Annual Meeting, successors to the Directors whose term expires at that annual meeting shall be elected for a three-year term.
(vi)    Each Director shall hold office for the term for which such Director is elected and thereafter until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. Subject to Section 16.7, if, in any year in which an annual meeting of the Limited Partners for the election of Directors is required to be held in accordance with Section 7.13 and this Section 13.4(b), the number of Directors is changed, any increase or decrease shall be apportioned among the classes of Directors so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Subject to Section 16.7, any vacancy on the Board of Directors (including any vacancy caused by an increase in the number of Directors on the Board of Directors) may only be filled by the vote of a majority of the remaining Directors. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. Subject to Section 16.7, a Director may be removed only at a meeting of the Limited Partners upon the affirmative vote of Limited Partners holding a majority of the Outstanding Shares; provided that a Director may only be removed if, at the same meeting, Limited Partners holding a majority of the Outstanding Shares nominate a replacement Director (and any such nomination shall not be subject to the nomination procedures otherwise set forth in this Section 13.4), and Limited Partners holding a majority of the Outstanding Shares also vote to elect a replacement Director, and, provided, further, a Director may only be removed for cause.
(vii)    (A) (1) Subject to Section 16.7, nominations of persons for election of Directors to the Board of Directors of the General Partner may be made at an annual meeting of the Limited Partners only pursuant to the General Partner’s notice of meeting (or any supplement thereto) (a) by or at the direction of a majority of the Directors or (b) by a Limited Partner, or a group of Limited Partners, that holds or Beneficially Owns, and has continuously held or Beneficially Owned without interruption for the prior 18 months, 5% of the Outstanding Shares (in either case, a “Limited Partner Group”) if each member of the Limited Partner Group was a Record Holder at the time the notice provided for in this Section 13.4(b)(vii) is delivered to the General Partner, and if the Limited Partner Group complies with the notice procedures set forth in this Section 13.4(b)(vii).
(2)    For any nominations brought before an annual meeting by a Limited Partner Group pursuant to clause (b) of paragraph (A)(1) of this Section 13.4(b)(vii), the Limited Partner Group must have given timely notice thereof in writing to the General Partner. To be timely, a Limited Partner Group’s notice shall be delivered to the General Partner not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the Limited Partner Group must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company or the General Partner). For purposes of any Initial Annual Meeting, the first anniversary of the preceding year’s annual meeting shall be deemed to be June 30 of that year. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Limited Partner Group’s notice as described above. Such Limited Partner Group’s notice shall set forth: (a) as to each person whom the Limited Partner Group proposes to nominate for election as Director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act and the rules and regulations promulgated thereunder and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to each member of the Limited Partner Group giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such Limited Partners, as they appear on the Company’s books and records, and of such beneficial owners, (ii) the type and number of Shares which are owned beneficially and of record by such Limited Partners and such beneficial owners, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among any or all members of such Limited Partner Group or such beneficial owners, any of their respective Affiliates or associates, and any others acting in concert with any of the foregoing, including each nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, equity appreciation or similar rights, hedging transactions, and borrowed or loaned Shares) that has been entered into as of the date of the Limited Partner Group’s notice by, or on behalf of, any members of such Limited Partner Group and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of Share price changes for, or increase or decrease the voting power of, such Limited Partners and such beneficial owner, with respect to Shares, (v) a representation that each member of the Limited Partner Group is a Record Holder entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (vi) a representation whether any member of the Limited Partner Group or the beneficial owners, if any, intend or are part of a group which intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s Outstanding Shares required to elect the nominee or (b) otherwise to solicit proxies from Limited Partners in support of such nomination and (vii) any other information relating to any member of such Limited Partner Group and beneficial owners, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act and the rules and regulations promulgated thereunder. A Limited Partner Group providing notice of a proposed nomination for election to the Board of Directors shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the General Partner at the principal executive offices of the General Partner not later than five days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof). The General Partner may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the General Partner.
(3)    Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13.4(b)(vii) to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the General Partner is increased (except pursuant to Section 16.7) effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 13.4(b)(vii) and there is no public announcement by the Company or the General Partner naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Limited Partner Group’s notice required by this Section 13.4(b)(vii) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the General Partner not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company or the General Partner.
(B)    Subject to Section 16.7, nominations of persons for election as a Director to the Board of Directors may be made at a special meeting of Limited Partners at which Directors are to be elected pursuant to the General Partner’s notice of meeting (1) by or at the direction of a majority of the Directors or (2) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Limited Partner Group pursuant to Section 13.4(a) hereof, if each member of such Limited Partner Group is a Record Holder at the time the notice provided for in this Section 13.4(b)(vii) is delivered to the General Partner and if the Limited Partner Group complies with the notice procedures set forth in this Section 13.4(b)(vii). In the event the General Partner calls a special meeting of Limited Partners for the purpose of electing one or more Directors to the Board of Directors, any such Limited Partner Group may nominate a person or persons (as the case may be) for election to such position(s) as specified in the General Partner’s notice of meeting, if the Limited Partner Group’s notice required by paragraph (A)(2) of this Section 13.4(b)(vii) shall be delivered to the General Partner not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Limited Partner Group’s notice as described above.
(C)    (1) Subject to Section 16.7, only such persons who are nominated in accordance with the procedures set forth in this Section 13.4(b) shall be eligible to be elected at an annual or special meeting of Limited Partners to serve as Directors. Except as otherwise provided by law, the chairman designated by the General Partner pursuant to Section 13.10 shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 13.4(b) (including whether the members of the Limited Partner Group or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Limited Partner Group’s nominee in compliance with such Limited Partner Group’s representation as required by clause (A)(2)(b)(vi) of this Section 13.4(b)(vii)) and (b) if any proposed nomination was not made in compliance with this Section 13.4(b), to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 13.4(b), unless otherwise required by law, if each member of the Limited Partner Group (or a qualified representative of each member of the Limited Partner Group) does not appear at the annual or special meeting of Limited Partners to present a nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the General Partner or the Company. For purposes of this Section 13.4(b), to be considered a qualified representative of a member of the Limited Partner Group, a person must be a duly authorized officer, manager or partner of such Limited Partner or must be authorized by a writing executed by such Limited Partner or an electronic transmission delivered by such Limited Partner to act for such Limited Partner as proxy at the meeting of Limited Partners and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Limited Partners.
(2)    For purposes of this Section 13.4(b)(vii), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company or the General Partner with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act and the rules and regulations promulgated thereunder.
(3)    Notwithstanding the foregoing provisions of this Section 13.4(b)(vii), a Limited Partner shall also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.4(b)(vii); provided that any references in this Agreement to the Securities Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 13.4(b)(vii) (including paragraphs A(1) and B hereof), and compliance with paragraphs A(1)(b) and B of this Section 13.4(b)(vii) shall be the exclusive means for a Limited Partner to make nominations.
(viii)    This Section 13.4(b) shall not be deemed in any way to limit or impair the ability of the Board of Directors to adopt a “poison pill” or shareholder or other similar rights plan with respect to the Company, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.
(ix)    The Company and the General Partner shall use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 13.4(b), including amending the organizational documents of the General Partner such that at all times the organizational documents of the General Partner shall provide (i) that in any year in which the General Partner has determined on the applicable Determination Date that the Ares Partners Ownership Condition has not been satisfied the Directors shall be elected in accordance with the terms of this Agreement, and (ii) terms consistent with this Section 13.4(b).

(x)    If the General Partner delegates to an existing or newly formed wholly owned Subsidiary the power and authority to manage and control the business and affairs of the Company Group, the foregoing provisions of this Section 13.4(b) shall be applicable with respect to the Board of Directors or other governing body of such Subsidiary.
(xi)    During the period beginning on any Determination Date on which the General Partner has determined that the Ares Partners Ownership Condition has been satisfied until the next succeeding Determination Date, if any, on which the General Partner has determined that the Ares Partners Ownership Condition has not been satisfied, the provisions of this Section 13.4(b) shall automatically not apply, the Board of Directors shall not be classified, Directors shall not be elected by the Limited Partners, and, subject to Section 16.7, the Directors shall be nominated and elected and may be removed solely in accordance with the General Partner Agreement.
Section 13.5.    Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 17.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.
Section 13.6.    Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the Business Day immediately preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in care of the General Partner in accordance with Section 13.11.
Section 13.7.    Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.
Section 13.8.    Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except (i) when the Limited Partner attends the meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened, and takes no other action, and (ii) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.
Section 13.9.    Quorum. Subject to Section 13.4(b), the Limited Partners holding a majority of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting has been called (including Limited Partner Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by Limited Partners holding a greater percentage of the voting power of such Limited Partner Interests, in which case the quorum shall be such greater percentage. (For the avoidance of doubt, the Common Shares and the Special Voting Shares shall not constitute separate classes for this purpose.) At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding a majority Limited Partner votes cast shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or lesser percentage of the voting power shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding Limited Partner Interests specified in this Agreement (including Outstanding Limited Partner Interests deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of Limited Partners holding at least a majority of the voting power of the Outstanding Limited Partner Interests present and entitled to vote at such meeting (including Outstanding Limited Partner Interests deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.
Section 13.10.    Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting, who shall, among other things, be entitled to exercise the powers of the General Partner set forth in this Section 13.10, and the General Partner shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem necessary or advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals, proxies and votes in writing.
Section 13.11.    Action Without a Meeting. If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting, without a vote and without prior notice, if consented to in writing or by electronic transmission by Limited Partners owning not less than the minimum percentage of the voting power of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests or a class thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not consented. The General Partner may specify that any written ballot, if any, submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the General Partner in its sole discretion. If a ballot returned to the Company does not vote all of the Limited Partner Interests held by the Limited Partners, the Company shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, any written approvals or approvals transmitted by electronic transmission shall have no force and effect unless and until (a) they are deposited with the Company in care of the General Partner, (b) approvals sufficient to take the action proposed are dated or transmitted as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Company and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Company within the meaning of the Delaware Limited Partnership Act so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Company and the Partners. Nothing contained in this Section 13.11 shall be deemed to require the General Partner to solicit all Limited Partners in connection with a matter approved by the requisite percentage of the voting power of Limited Partners or other holders of Outstanding Voting Shares acting by written consent or consent by electronic transmission without a meeting.

Section 13.12.    Voting and Other Rights.
(a)    Only those Record Holders of Outstanding Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 13.4(b)) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests. Each Common Share shall entitle the holder thereof (other than a Non-Voting Shareholder) to one vote for each Common Share held of record by such holder as of the relevant Record Date.
(b)    With respect to Limited Partner Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.
(c)    Notwithstanding any other provision of this Agreement, for the avoidance of doubt, a Non-Voting Shareholder shall be subject to the limitations on voting set forth in this Section 13.12(c) for so long as it is a Limited Partner or Beneficially Owns any Common Shares. Notwithstanding any other provision of this Agreement or the terms of any Common Shares, a Non-Voting Shareholder shall have no voting rights whatsoever with respect to the Company, including any voting rights that may otherwise exist for Limited Partners or holders of Common Shares hereunder, under the Act, at law, in equity or otherwise; provided that any amendment of this Agreement that would have a material adverse effect on the rights or preferences of the Common Shares Beneficially Owned by Non-Voting Shareholders in relation to other Common Shares (treating the Common Shares Beneficially Owned by Non-Voting Shareholders as a separate class for this purpose) must be approved by the holders of not less than a majority of the Common Shares Beneficially Owned by the Non-Voting Shareholders. Each Non-Voting Shareholder hereby further irrevocably waives any right it may otherwise have to vote to elect or appoint a successor General Partner or Liquidator under the Act in its capacity as Limited Partner or with respect to any Common Shares owned by it.
Section 13.13.    Participation of Special Voting Shares in All Actions Participated in by Common Shares.
(a)    Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, but subject to Section 13.13(b) with respect to the voting matters addressed therein, each of the Partners and each other Person who may acquire an interest in Company Securities hereby agrees that the holders of Special Voting

Shares (other than the Company and its Subsidiaries) shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Partners on an equivalent basis as, and treating such Persons for all purposes as if they are, Limited Partners holding Common Shares that are not Non-Voting Shareholders (including the notices, quora, approvals, votes and other actions contemplated by Sections 4.6(a), 7.3, 7.7(c), 7.9(a), 11.1(b), 12.1(b), 12.2, 12.3, 13.2, 13.3, 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12, 14.3 and 17.1 hereof), including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Limited Partnership Act or any other applicable law, rule or regulation. This Agreement shall be construed in all cases to give maximum effect to such agreement.
(b)    Notwithstanding Section 13.13(a) or any other provision of this Agreement, the holders of Special Voting Shares, as such, collectively shall be entitled to a number of Limited Partner votes that is equal to the product of (x) the total number of Ares Operating Group Units outstanding (excluding Ares Operating Group Units held by the Company or its Subsidiaries) as of the relevant Record Date multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement). Pursuant to Section 5.3 hereof, (i) Ares VoteCo, as holder of a Special Voting Share, shall be entitled to a number of votes that is equal to the product of (x) the total number of Ares Operating Group Units held of record by each Ares Operating Group Limited Partner that does not hold a Special Voting Share multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement) and (ii) each other holder of Special Voting Shares, as such, shall be entitled, without regard to the number of Special Voting Shares (or fraction thereof) held by such holder, to a number of votes that is equal to the product of (x) the total number of Ares Operating Group Units held of record by such holder multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement). The number of votes to which each holder of a Special Voting Share shall be entitled shall be adjusted accordingly if (i) a Limited Partner holding Common Shares, as such, shall become entitled to a number of votes other than one for each Common Share held or (ii) under the terms of the Exchange Agreement the holders of Ares Operating Group Units party thereto shall become entitled to exchange each such unit for a number of Common Shares other than one. The holders of Special Voting Shares shall vote together with the Limited Partners holding Common Shares as a single class and, if the Limited Partners holding Common Shares shall vote together with the holders of any other class of Company Interest, the holders of Special Voting Shares shall also vote together with the holders of such other class of Company Interests on an equivalent basis as the Limited Partners holding Common Shares.
(c)    Notwithstanding anything to the contrary contained in this Agreement, and in addition to any other vote required by the Delaware Limited Partnership Act or this Agreement, the affirmative vote of the holders of at least a majority of the voting power of the Special Voting Shares (excluding Special Voting Shares held by the Company and its Subsidiaries) voting separately as a class shall be required to alter, amend or repeal this Section 13.13 or to adopt any provision inconsistent therewith.
Section 13.14.    Preferred Shares. Notwithstanding anything to the contrary, the provisions of Section 13.3 are not applicable to Preferred Shares or the holders of Preferred Shares. Holders of Preferred Shares shall have no voting, approval or consent rights under this

Article XIII. Voting, approval and consent rights of holders of Preferred Shares shall be solely as provided for and set forth in Article XVI.
ARTICLE XIV
MERGER
Section 14.1.    Authority. The Company may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, unincorporated businesses or other Person permitted by the Delaware Limited Partnership Act, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), pursuant to a written agreement of merger, consolidation or other business combination (“Merger Agreement”) in accordance with this Article XIV.
Section 14.2.    Procedure for Merger, Consolidation or Other Business Combination. Merger, consolidation or other business combination of the Company pursuant to this Article XIV requires the prior consent of the General Partner, provided that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or other business combination of the Company and, to the fullest extent permitted by law, may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company, any Limited Partner, any other Person bound by this Agreement or any creditor of the Company and, in declining to consent to a merger, consolidation or other business combination, shall not be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger, consolidation or other business combination, the General Partner shall approve the Merger Agreement, which shall set forth:
(a)    The names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or combine;
(b)    The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or other business combination (the “Surviving Business Entity”);
(c)    The terms and conditions of the proposed merger, consolidation or other business combination;
(d)    The manner and basis of converting or exchanging the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be converted or exchanged solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive upon conversion of, or in exchange for, their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity), or evidences thereof, are to be delivered;
(e)    A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger, consolidation or other business combination;
(f)    The effective time of the merger, consolidation or other business combination which may be the date of the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of such transaction is to be later than the date of the filing of such certificate, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate and stated therein); and
(g)    Such other provisions with respect to the proposed merger, consolidation or other business combination that the General Partner determines in its sole discretion to be necessary or appropriate.
Section 14.3.    Approval by Limited Partners of Merger, Consolidation or Other Business Combination; Conversion of the Company into another Limited Liability Entity.
(a)    Except as provided in Section 14.3(c), the Merger Agreement and the merger, consolidation or other business combination contemplated thereby shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the voting power of Outstanding Voting Shares.
(b)    Except as provided in Section 14.3(c), after such approval by vote or consent of the holders of Voting Shares, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.
(c)    Notwithstanding anything else contained in this Article XIV or otherwise in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Company into a new limited liability entity or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company or those arising from its incorporation or formation; provided that (A) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (B) the sole purpose of such conversion, merger or conveyance is to effect a change in the legal form of the Company into another limited liability entity and (C) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.
Section 14.4.    Certificate of Merger or Consolidation. Upon the approval by the General Partner and, if required pursuant to Section 14.3(a), of the holders of Voting Shares, of a Merger Agreement and the merger, consolidation or business combination contemplated thereby, a certificate of merger or consolidation or similar certificate shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Limited Partnership Act.
Section 14.5.    Amendment of Company Agreement. Pursuant to Section 17-211(g) of the Delaware Limited Partnership Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.
Section 14.6.    Effect of Merger.
(a)    At the effective time of the certificate of merger or consolidation or similar certificate:
(i)    all of the rights, privileges and powers of each of the business entities that has merged, consolidated or otherwise combined, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger, consolidation or other business combination shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;
(ii)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger, consolidation or other business combination;
(iii)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and
(iv)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)    A merger, consolidation or other business combination effected pursuant to this Article XIV shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.
Section 14.7.    Merger of Subsidiaries. Article XIV does not apply to mergers of Subsidiaries of the Company. Mergers of Subsidiaries are within the exclusive authority of the General Partner, subject to Section 7.3.
Section 14.8.    Preferred Shares. Notwithstanding anything to the contrary, the provisions of Section 14.3 are not applicable to Preferred Shares or the holders of Preferred Shares. Holders of Preferred Shares shall have no voting, approval or consent rights under this Article XIV. Voting, approval and consent rights of holders of Preferred Shares shall be solely as provided for and set forth in Article XVI.
ARTICLE XV
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS
Section 15.1.    Right to Acquire Limited Partner Interests.
(a)    Notwithstanding any other provision of this Agreement, if at any time (1) less than 10% of the total Limited Partner Interests of any class then Outstanding (other than Special Voting Shares and Preferred Shares) is held by Persons other than the General Partner, the Holdco Members or their respective Affiliates, or (2) the Company is required to register as an investment company under the U.S. Investment Company Act of 1940, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Company or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates acting in concert with the Company for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.
(b)    If the General Partner, any Affiliate of the General Partner or the Company elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and circulated in the Borough of Manhattan, New York City. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Company, as the case may be, elects to purchase such Limited Partner Interests (in the case of Limited Partner Interests evidenced by Certificates, upon surrender of Certificates representing such Limited Partner Interests) in exchange for payment at such office or offices of the Transfer Agent as the Transfer Agent may specify or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his or her address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Company, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least ten days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest (in the case of Limited Partner Interests evidenced by Certificates, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests) and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Company, as the case may be, on the record books of the Transfer Agent and the Company, and the General Partner or any Affiliate of the General Partner, or the Company, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).
ARTICLE XVI
TERMS, RIGHTS, POWERS, PREFERENCES AND DUTIES OF PREFERRED SHARES
Section 16.1.    Designation. The Series A Preferred Shares are hereby designated and created as a series of Preferred Shares. Each Series A Preferred Share shall be identical in all respects to every other Series A Preferred Share. The Series A Preferred Shares are not “Voting Shares” for purposes of this Agreement. As of any date of determination, the Percentage Interest as to any Series A Holder in its capacity as such with respect to Series A Preferred Shares shall be 0% as such term applies to all Limited Partners; provided that when such term is used to only apply to Series A Holders, “Percentage Interest” shall mean, with respect to any holder of Series A Preferred Shares in its capacity as such as of any date, the ratio (expressed as a percentage) of the number of Series A Preferred Shares held by such holder on such date relative to the aggregate number of Series A Preferred Shares then Outstanding as of such date.
Section 16.2.    Definitions. The following terms apply only to this Article XVI.
“Ares Group” means the Ares Operating Group entities, the direct and indirect parents (including, without limitation, general partners) of the Ares Operating Group entities, or the “Parent Entities,” any direct or indirect subsidiaries of the Parent Entities or the Ares Operating

Group entities, the general partner or similar controlling entities of any investment or vehicle that is managed, advised or sponsored by the Ares Group, or an “Ares Fund,” and any other entity through which any of the foregoing directly or indirectly conduct its business, but shall exclude any company in which an Ares Fund has an investment.
“Ares Issuer Group” means each of Ares Management, L.P.’s direct wholly owned domestic subsidiaries and each of its domestic subsidiaries in the Ares Operating Group and any other entity that, as of the relevant time, is a guarantor to any series of Ares Senior Notes.
“Ares Senior Notes” means the 4.000% Senior Notes due 2024 issued by Ares Finance Co. LLC, or similar series of senior unsecured debt securities, in each case guaranteed by the Ares Operating Group entities.
“Below Investment Grade Rating Event” means the rating on any series of the Ares Senior Notes (or, if no Ares Senior Notes are outstanding or no Ares Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is lowered in respect of a Change of Control and any series of the Ares Senior Notes (or, if no Ares Senior Notes are outstanding or no Ares Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of any series of the Ares Senior Notes (or, if no Ares Senior Notes are outstanding or no Ares Senior Notes are then rated by the applicable Rating Agency, the Company’s long-term issuer rating by such Rating Agency) is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Event hereunder) if a Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of the following:

•
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Ares Issuer Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to a Continuing Ares Entity; or

•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section

13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Ares Entity, becomes (A) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a controlling interest in (i) Ares Management, L.P. or (ii) one or more entities that, as of the relevant time, are guarantors to any series of Ares Senior Notes and comprise all or substantially all of the assets of the Ares Issuer Group and (B) entitled to receive a Majority Economic Interest in connection with such transaction.
“Change of Control Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Continuing Ares Entity” means any entity, immediately following any relevant date of determination, (i) that is directly or indirectly controlled by one or more individuals (or the Family Members of such persons) who, as of such date of determination, each have devoted substantially all of his or her business and professional time to the activities of the Ares Issuer Group and/or their subsidiaries or affiliated funds and investment vehicles during the 12-month period immediately preceding such date and (ii) in which any one or more of such individuals (or their Family Members or representatives, including a trustee or trustees) directly or indirectly, singly or as a group, holds the interests that directly or indirectly control a majority of the general partner interests (or other similar interests) in Ares Management, L.P. or any successor entity.
“Distribution Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2016.
“Distribution Period” means the period from and including a Distribution Payment Date to, but excluding, the next Distribution Payment Date, except that the initial Distribution Period commences on and includes June 8, 2016.
“Family Member” means, with respect to any individual, such individual’s spouse, domestic partner, parents, parents-in-law, siblings, children, grandchildren and any other natural person who occupies the same principal residence as such individual, and the spouses, domestic partners, descendants and ancestors of each of the foregoing.
“Fitch” means Fitch Ratings Inc. or any successor thereto.
“Investment Grade” means, with respect to Fitch a rating of BBB- or better (or its equivalent under any successor rating categories of Fitch) and, with respect to S&P, BBB- or better (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate a series of the Ares Senior Notes (or, if no Ares Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Company) for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the General Partner as a replacement Rating Agency).
“Junior Shares” means Common Shares and any other equity securities that the Company may issue in the future ranking, as to the payment of distributions, junior to the Series A Preferred Shares.

“Majority Economic Interest” means any right or entitlement to receive more than 50% of the equity distributions or partner allocations (whether such right or entitlement results from ownership of partner or other equity interests, securities, instruments or agreements of any kind) made to all holders of partner or other equity interests in the Ares Issuer Group (other than entities within the Ares Issuer Group).
“Nonpayment Event” has the meaning set forth in Section 16.7(a).
“Parity Shares” means any Company Securities, including Preferred Shares, that the Company may authorize or issue, the terms of which provide that such securities shall rank equally with the Series A Preferred Shares with respect to payment of distributions and distribution of assets upon a Dissolution Event.
“Preferred Directors” has the meaning set forth in Section 16.7(a).
“Rating Agency” means:

•	each of Fitch and S&P; and

•
if either of Fitch or S&P ceases to rate any series of Ares Senior Notes (or, if no Ares Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Company) or fails to make a rating of any series of Ares Senior Notes (or, if no Ares Senior Notes are outstanding, the long-term issuer rating of the Company) publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the General Partner as a replacement agency for Fitch or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., or any successor thereto.
“Series A Distribution Rate” means 7.00%.
“Series A Holder” means a holder of Series A Preferred Shares.
“Series A Liquidation Preference” means $25.00 per Series A Preferred Share. The Series A Liquidation Preference shall be the “Liquidation Preference” with respect to the Series A Preferred Shares.
“Series A Liquidation Value” means the sum of the Series A Liquidation Preference and declared and unpaid distributions, if any, to, but excluding, the date of the Dissolution Event on the Series A Preferred Shares.
“Series A Preferred Share” means a 7.00% Series A Preferred Share having the designations, voting powers, rights and preferences set forth in this Article XVI.

“Series A Record Date” means, with respect to any Distribution Payment Date, the March 15, June 15, September 15 or December 15, as the case may be, immediately preceding the relevant March 31, June 30, September 30 or December 31 Distribution Payment Date, respectively. These Series A Record Dates shall apply regardless of whether a particular Series A Record Date is a Business Day. The Series A Record Dates shall constitute Record Dates with respect to the Series A Preferred Shares for the purpose of distributions on the Series A Preferred Shares.
“Voting Preferred Shares” has the meaning set forth in Section 16.7(a).
Section 16.3.    Distributions.
(a)    The Series A Holders shall be entitled to receive with respect to each Series A Preferred Share owned by such holder, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash distributions, on the applicable Distribution Payment Date that corresponds to the Record Date for which the Board of Directors has declared a distribution, if any, at a rate per annum equal to the Series A Distribution Rate (subject to Section 16.6(c) of this Agreement) of the Series A Liquidation Preference. Such distributions shall be non-cumulative. If a Distribution Payment Date is not a Business Day, the related distribution (if declared) shall be paid on the next succeeding Business Day with the same force and effect as though paid on such Distribution Payment Date, without any increase to account for the period from such Distribution Payment Date through the date of actual payment. Distributions payable on the Series A Preferred Shares for any period less than a full Distribution Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in such period. Declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the Company’s register at the close of business, New York City time, on a Series A Record Date, provided that if the Series A Record Date is not a Business Day, the declared distributions will be payable on the relevant Distribution Payment Date to Series A Holders as they appear on the Company’s register at the close of business, New York City time on the Business Day immediately preceding such Series A Record Date.
(b)    So long as any Series A Preferred Shares are Outstanding, (i) no distribution, whether in cash or property, may be declared or paid or set apart for payment on the Junior Shares for the then-current quarterly Distribution Period (other than distributions paid in Junior Shares or options, warrants or rights to subscribe for or purchase Junior Shares) and (ii) the Company and its Subsidiaries shall not directly or indirectly repurchase, redeem or otherwise acquire for consideration any Junior Shares, unless, in each case, distributions have been declared and paid or declared and set apart for payment on the Series A Preferred Shares for the then-current quarterly Distribution Period, other than, in each case (x) repurchases, redemptions or other acquisitions of Ares Operating Group Units for Common Shares pursuant to the Exchange Agreement or otherwise, (y) grants or vesting of awards under the Company’s or its Subsidiaries equity incentive plans and (z) repurchases, redemptions or other acquisitions of Junior Shares pursuant to any put or call agreements existing on June 8, 2016 (including any amendments, modifications or replacements thereof that do not adversely affect the Series A Holders).
(c)    The Board of Directors, or a duly authorized committee thereof, may, in its sole discretion, choose to pay distributions on the Series A Preferred Shares without the payment of any distributions on any Junior Shares.
(d)    When distributions are not declared and paid (or duly provided for) on any Distribution Payment Date (or, in the case of Parity Shares having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related Distribution Period) in full upon the Series A Preferred Shares or any Parity Shares, all distributions declared upon the Series A Preferred Shares and all such Parity Shares payable on such Distribution Payment Date (or, in the case of Parity Shares having distribution payment dates different from the Distribution Payment Dates, on a distribution payment date falling within the related Distribution Period) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per Share on the Series A Preferred Shares and all accumulated unpaid distributions on all Parity Shares payable on such Distribution Payment Date (or in the case of non-cumulative Parity Shares, unpaid distributions for the then-current Distribution Period (whether or not declared) and in the case of Parity Shares having distribution payment dates different from the Distribution Payment Dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related Distribution Period) bear to each other.
(e)    No distributions may be declared or paid or set apart for payment on any Series A Preferred Shares if at the same time any arrears exist or default exists in the payment of distributions on any Outstanding Shares ranking, as to the payment of distributions and distribution of assets upon a Dissolution Event, senior to the Series A Preferred Shares, subject to any applicable terms of such Outstanding Shares.
(f)    Series A Holders shall not be entitled to any distributions, whether payable in cash or property, other than as provided in this Agreement and shall not be entitled to interest, or any sum in lieu of interest, in respect of any distribution payment, including any such payment which is delayed or foregone.
Section 16.4.    Rank. The Series A Preferred Shares shall rank, with respect to payment of distributions and distribution of assets upon a Dissolution Event:
(a)    junior to all of the Company’s existing and future indebtedness and any equity securities, including Preferred Shares, that the Company may authorize or issue, the terms of which provide that such securities shall rank senior to the Series A Preferred Shares with respect to payment of distributions and distribution of assets upon a Dissolution Event;
(b)    equally to any Parity Shares; and
(c)    senior to any Junior Shares.

Section 16.5.    Optional Redemption.
(a)    Except as set forth in Section 16.6, the Series A Preferred Shares shall not be redeemable prior to June 30, 2021. At any time or from time to time on or after June 30, 2021, subject to any limitations that may be imposed by law, the Company may, in the General Partner’s sole discretion, redeem the Series A Preferred Shares, in whole or in part, at a redemption price equal to the Liquidation Preference per Series A Preferred Share plus an amount equal to declared and unpaid distributions, if any, from the Distribution Payment Date immediately preceding the redemption date to, but excluding, the redemption date. If less than all of the Outstanding Series A Preferred Shares are to be redeemed, the General Partner shall select the Series A Preferred Shares to be redeemed from the Outstanding Series A Preferred Shares not previously called for redemption by lot or Pro Rata (as nearly as possible).
(b)    In the event the Company shall redeem any or all of the Series A Preferred Shares as aforesaid in Section 16.5(a) of this Agreement, the Company shall give notice of any such redemption to the Series A Holders (which such notice may be delivered prior to June 30, 2021) not more than 60 nor less than 30 days prior to the date fixed for such redemption. Failure to give notice to any Series A Holder shall not affect the validity of the proceedings for the redemption of any Series A Preferred Shares being redeemed.
(c)    Notice having been given as herein provided and so long as funds sufficient to pay the redemption price for all of the Series A Preferred Shares called for redemption have been set aside for payment, from and after the redemption date, such Series A Preferred Shares called for redemption shall no longer be deemed Outstanding, and all rights of the Series A Holders thereof shall cease other than the right to receive the redemption price, without interest.
(d)    The Series A Holders shall have no right to require redemption of any Series A Preferred Shares.
(e)    Without limiting clause (c) of this Section 16.5, if the Company shall deposit, on or prior to any date fixed for redemption of Series A Preferred Shares (pursuant to notice delivered in accordance with Section 16.5(b)), with any bank or trust company as a trust fund, funds sufficient to redeem the Series A Preferred Shares called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the General Partner may determine, to the respective Series A Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series A Preferred Shares so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of said Series A Preferred Shares to the holders thereof and from and after the date of such deposit said Series A Preferred Shares shall no longer be deemed to be Outstanding, and the holders thereof shall cease to be holders of Shares with respect to such Series A Preferred Shares, and shall have no rights with respect thereto except only the right to receive from said bank or trust company, on the redemption date or such earlier date as the General Partner may determine, payment of the redemption price of such Series A Preferred Shares without interest.

Section 16.6.    Change of Control Redemption.
(a)     If a Change of Control Event occurs prior to June 30, 2021, within 60 days of the occurrence of such Change of Control Event, the Company may, in the General Partner’s sole discretion, redeem the Series A Preferred Shares, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series A Preferred Share plus an amount equal to any declared and unpaid distributions to, but excluding, the redemption date.
(b)     In the event the Company elects to redeem all of the Series A Preferred Shares as aforesaid in Section 16.6(a) of this Agreement, the Company shall give notice of any such redemption to the Series A Holders at least 30 (and no more than 60) days prior to the date fixed for such redemption.
(c)     If (i) a Change of Control Event occurs (whether before, on or after June 30, 2021) and (ii) the Company does not give notice to the Series A Holders prior to the 31st day following the Change of Control Event to redeem all the Outstanding Series A Preferred Shares, the Series A Distribution Rate shall increase by 5.00%, beginning on the 31st day following the consummation of such Change of Control Event.
(d)     In connection with any Change of Control and any particular reduction in the rating on a series of the Ares Senior Notes (or, if no Ares Senior Notes are outstanding, a reduction in the Company’s long-term issuer rating), the General Partner shall request from the Rating Agencies each such Rating Agency’s written confirmation whether such reduction in the rating on each such series of Ares Senior Notes (or, if no Ares Senior Notes are outstanding, the Company’s long-term issuer rating) was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event).
(e)     The Series A Holders shall have no right to require redemption of any Series A Preferred Shares pursuant to this Section 16.6.
Section 16.7.    Voting.
(a)    Notwithstanding any provision in this Agreement to the contrary, and except as set forth in this Section 16.7, the Series A Preferred Shares shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series A Holders shall not be required for the taking of any Company action or inaction. If and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Shares or six quarterly distributions (whether or not consecutive) payable on any series or class of Parity Shares have not been declared and paid (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the Series A Holders, voting together as a single class with the holders of any other class or series of Parity Shares then Outstanding upon which like voting rights have been conferred and are exercisable (any such other class or series, “Voting Preferred Shares”), shall have the right to elect these two additional directors (the “Preferred

Directors”) at a meeting of the Series A Holders and the holders of such Voting Preferred Shares called as hereafter provided; provided that the Board of Directors shall at no time include more than two Preferred Directors. When quarterly distributions have been declared and paid on the Series A Preferred Shares for four consecutive Distribution Periods following the Nonpayment Event, then the right of the Series A Holders and the holders of such Voting Preferred Shares to elect such two Preferred Directors shall cease and the terms of office of all Preferred Directors shall forthwith terminate immediately and the number of directors constituting the whole Board of Directors shall automatically be reduced by two. However, the right of the Series A Holders and the holders of the Voting Preferred Shares to elect two additional directors on the Board of Directors of the General Partner shall again vest if and whenever a Nonpayment Event has occurred, as described above.
(b)    If a Nonpayment Event or a subsequent Nonpayment Event shall have occurred, the Secretary of the General Partner may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the Series A Holders and holders of the Voting Preferred Shares for the election of the Preferred Directors to be elected by them. The Preferred Directors elected at any such special meeting shall hold office until the next annual meeting or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. The General Partner shall, in its sole discretion, determine a date for a special meeting applying procedures consistent with Article XIII of this Agreement in connection with the expiration of the term of the Preferred Directors. The Series A Holders and holders of the Voting Preferred Shares, voting together as a class, may remove any Preferred Director. If any vacancy shall occur among the Preferred Directors, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Preferred Director or the successor of such remaining Preferred Director, to serve until the next special meeting (convened as set forth in the immediately preceding sentence) held in place thereof if such office shall not have previously terminated as above provided. Except to the extent expressly provided otherwise in this Section 16.7, any such annual or special meeting shall be called and held applying procedures consistent with Article XIII of this Agreement as if references to Limited Partners were references to Series A Holders and holders of Voting Preferred Shares.
(c)    Notwithstanding anything to the contrary in Article XIII or Article XIV, but subject to Section 16.7(d), so long as any Series A Preferred Shares are Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Series A Holders and holders of the Voting Preferred Shares, at the time Outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary:
(i)    to amend, alter or repeal any of the provisions of this Article XVI relating to the Series A Preferred Shares or any series of Voting Preferred Shares, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the Series A Holders or holders of the Voting Preferred Shares; and

(ii)    to authorize, create or increase the authorized amount of, any class or series of Preferred Shares having rights senior to the Series A Preferred Shares with respect to the payment of distributions or amounts upon any Dissolution Event;
provided, however, that,
(x)    in the case of subparagraph (i) above, no such vote of the Series A Holders or the holders of the Voting Preferred Shares, as the case may be, shall be required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each Series A Preferred Share and Voting Preferred Share remains Outstanding without the terms thereof being materially and adversely changed in any respect to the holders thereof or is converted into or exchanged for preferred equity securities of the surviving entity having the voting powers, rights and preferences thereof substantially similar to those of such Series A Preferred Shares or the Voting Preferred Shares, as the case may be;
(y)     in the case of subparagraph (i) above, if such amendment affects materially and adversely the voting powers, rights and preferences of one or more but not all of the classes or series of Voting Preferred Shares and the Series A Preferred Shares at the time Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Shareholders of all such classes or series of Voting Preferred Shares and the Series A Preferred Shares so affected, voting as a single class regardless of class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of (or, if such consent is required by law, in addition to) the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Voting Preferred Shares and the Series A Holders otherwise entitled to vote as a single class in accordance herewith; and
(z)     in the case of subparagraph (i) or (ii) above, no such vote of the Series A Holders or the holders of the Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series A Preferred Shares or Voting Preferred Shares, as the case may be, at the time Outstanding.
(d)    For the purposes of this Section 16.7, neither:
(i)     the amendment of provisions of this Agreement so as to authorize or create or issue, or to increase the authorized amount of, any Junior Shares or any Parity Shares; nor
(ii)     any merger, consolidation or otherwise, in which (1) the Company is the surviving entity and the Series A Preferred Shares remain Outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series A Preferred Shares for other preferred equity securities having voting powers, rights and preferences (including with respect to redemption thereof) substantially similar to that of the Series A Preferred Shares under this Agreement (except for changes that do not materially and adversely affect the Series A Preferred Shares considered as a whole)

shall be deemed to materially and adversely affect the voting powers, rights and preferences of the Series A Holders or the holders of the Voting Preferred Shares.
(e)     For purposes of the foregoing provisions of this Section 16.7 of this Agreement, each Series A Holder shall have one vote per Series A Preferred Share, except that when any other series of Preferred Shares shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Holders and the holders of such other series of Preferred Shares shall have with respect to such matters one vote per $25.00 of stated liquidation preference.
(f)     The General Partner may cause the Company to, from time to time, without notice to or consent of the Series A Holders or holders of other Parity Shares, issue additional Series A Preferred Shares.
Section 16.8.    Liquidation Rights.
(a)     Upon any Dissolution Event, after payment or provision for the liabilities of the Company (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series A Preferred Shares in accordance with Section 12.4 of this Agreement, the Series A Holders shall be entitled to receive out of the assets of the Company or proceeds thereof available for distribution to Shareholders, before any payment or distribution of assets is made in respect of Junior Shares, distributions equal to the Series A Liquidation Value, Pro Rata based on the full respective distributable amounts to which each Series A Holder is entitled pursuant to this Section 16.8(a).
(b)     Upon a Dissolution Event, after each Series A Holder receives a payment equal to the Series A Liquidation Value, such Series A Holder shall not be entitled to any further participation in any distribution of assets by the Company.
(c)     If the assets of the Company available for distribution upon a Dissolution Event are insufficient to pay in full the aggregate amount payable to the Series A Holders and the holders of all other Outstanding Parity Shares, if any, such assets shall be distributed to the Series A Holders and the holders of such Parity Shares pro rata, based on the full respective distributable amounts to which each such Shareholder is entitled pursuant to this Section 16.8.
(d)     Nothing in this Section 16.8 shall be understood to entitle the Series A Holders to be paid any amount upon the occurrence of a Dissolution Event until Shareholders of any classes or series of Shares ranking, as to the distribution of assets upon a Dissolution Event, senior to the Series A Preferred Shares have been paid all amounts to which such classes or series of Shares are entitled.
(e)    Neither the sale, conveyance, exchange or transfer, for cash, Shares, securities or other consideration, of all or substantially all of the Company’s property or assets nor the consolidation, merger or amalgamation of the Company with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Company shall be deemed to be a Dissolution Event, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, notwithstanding anything to the contrary in this Section 16.8, no payment will be made to the Series A Holders pursuant to this Section 16.8 (i) upon the voluntary or involuntary liquidation, dissolution or winding up of any of the Company’s Subsidiaries or upon any reorganization of the Company into another limited liability entity pursuant to provisions of this Agreement that allow the Company to convert, merge or convey its assets to another limited liability entity with or without Limited Partner approval (including a transaction pursuant to Section 14.3) or (ii) if the Company engages in a reorganization or other transaction in which a successor to the Company issues equity securities to the Series A Holders that have voting powers, rights and preferences that are substantially similar to the voting powers, rights and preferences of the Series A Preferred Shares pursuant to provisions of this Agreement that allow the Company to do so without Limited Partner approval.
Section 16.9.    No Duties to Series A Holders. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by law, neither the General Partner nor any other Indemnitee shall have any duties or liabilities to the Series A Holders.
ARTICLE XVII
GENERAL PROVISIONS
Section 17.1.    Addresses and Notices.
(a)    Any notice, demand, request, report, document or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by first class United States mail or by other means of written communication to the Partner at the address in Section 17.1(b), or when made in any other manner, including by press release, if permitted by applicable law.
(b)    Any notice, report, payment, distribution or other matter to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment, distribution or other matter shall be deemed conclusively to have been fully satisfied, when delivered in person or upon sending of such notice, report, payment, distribution or other matter to the Record Holder of such Company Securities at his or her address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Company Securities by reason of any assignment or otherwise.
(c)    Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports, documents or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.
(d)    An affidavit or certificate of making of any notice, demand, request, report, document, proxy material, payment, distribution or other matter in accordance with the provisions of this Section 17.1 executed by the General Partner, the Transfer Agent, their agents or the mailing organization shall be prima facie evidence of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter. If any notice, demand, request, report, document, proxy material, payment, distribution or other matter given or made in accordance with the provisions of this Section 17.1 is returned marked to indicate that it was unable to be delivered, such notice, demand, request, report, documents, proxy materials, payment, distribution or other matter and, if returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, demands, requests, reports, documents, proxy materials, payments, distributions or other matters shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his or her address) or other delivery if they are available for the Partner at the principal office of the Company for a period of one year from the date of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter to the other Partners. Any notice to the Company shall be deemed given if received in writing by the General Partner at the principal office of the Company designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.
Section 17.2.    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary, appropriate, proper, advisable or incidental to, or in furtherance of, achieving the purposes of this Agreement, as may be determined by the General Partner.
Section 17.3.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnitees and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement.
Section 17.4.    Integration. This Agreement, together with any applicable Supplemental Agreement, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. The Limited Partners acknowledge that, notwithstanding any other provision of this Agreement, the General Partner, on its own behalf or on behalf of the Company, without any act, consent or approval of any other Limited Partner or other Person, may enter into Supplemental Agreements or other writings with one or more Limited Partners which have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement.  The Limited Partners agree that any rights established, or any terms of this Agreement altered or supplemented, in any such Supplemental Agreement or other writing with one or more Limited Partners shall govern with respect to such Limited Partner(s) notwithstanding any other provision of this Agreement.
Section 17.5.    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 17.6.    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 17.7.    Counterparts. This Agreement may be executed and delivered in counterparts (including by facsimile or electronic transmission), all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest pursuant to Section 10.1(b) or 10.2(a), without execution hereof.
Section 17.8.    Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
Section 17.9.    Forum Selection. The Company, each Partner, each Record Holder, each other Person who acquires an interest in a Company Security and each other Person who is bound by this Agreement (collectively, the “Consenting Parties” and each a “Consenting Party”) (i) irrevocably agrees that, unless the General Partner shall otherwise agree in writing, any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement or any Company Interest (including any claims, suits or actions under or to interpret, apply or enforce (A) the provisions of this Agreement, including the validity, scope or enforceability of this Section 17.9, (B) the duties, obligations or liabilities of the Company to the Limited Partners or the General Partner, or of Limited Partners or the General Partner to the Company, or among Partners, (C) the rights or powers of, or restrictions on, the Company, the Limited Partners or the General Partner, (D) any provision of the Delaware Limited Partnership Act or other similar applicable statutes, (E) any other instrument, document, agreement or certificate contemplated either by any provision of the Delaware Limited Partnership Act relating to the Company or by this Agreement or (F) the federal securities laws of the United States or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless of whether such Disputes (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)) (a “Dispute”), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding; (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (viii) agrees that if a Dispute that would be subject to this Section 17.9 if brought against a Consenting Party is brought against an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates (other than Disputes brought by the employer or principal of any such employee, officer, director, agent or indemnitee) for alleged actions or omissions of such employee, officer, director, agent or indemnitee undertaken as an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates, such employee, officer, director, agent or indemnitee shall be entitled to invoke this Section 17.9.
Section 17.10.    Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If a provision is held to be invalid as written, then it is the intent of the Persons bound by this Agreement that the court making such a determination interpret such provision as having been modified to the least extent possible to find it to be binding, it being the objective of the Persons bound by this Agreement to give the fullest effect possible to the intent of the words of this Agreement.
Section 17.11.    Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.
Section 17.12.    Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent on Certificates, if any, representing Shares is expressly permitted by this Agreement.
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1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:
GENERAL PARTNER
Ares Management GP LLC

By:	_/s/ Michael D. Weiner_________________ Name: Michael D. Weiner Title: Authorized Signatory
LIMITED PARTNERS
All Limited Partners now and hereafter admitted as Limited Partners of the Company, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner or without execution hereof pursuant to Section 10.1(b) or 10.2(a).

Ares Management GP LLC

By:	_/s/ Michael D. Weiner_________________ Name: Michael D. Weiner Title: Authorized Signatory

[Signature Page to Ares Management, L.P. – Third A&R LP Agreement]